AMENDED AND RESTATED

TRANSFER AGENCY AGREEMENT

1.	Appointment	1
2.	Records	5
3.	Services	6
4.	Confidentiality	43
5.	Privacy	45
6.	Audits; Questionnaires	47
7.	Cooperation with Accountants	48
8.	Disaster Recovery	49
9.	Fees and Expenses	49
10.	Instructions	51
11.	Terms Relating to Liability	55
12.	Indemnification	58
13.	Duration and Termination	59
14.	Policies and Procedures	62
15.	Notices	63
16.	Amendments	64
17.	Assignment; Subcontracting	64
18.	Facsimile Signatures; Counterparts	65
19.	Miscellaneous	65

Schedule A	Definitions
Schedule B	Funds
Schedule C	[Reserved]
Schedule D	[Reserved]
Schedule E	Good Friday Funds
Schedule F	Custody Bank Lien Letter Agreement

AMENDED AND RESTATED
TRANSFER AGENCY AGREEMENT

This Amended and Restated Transfer Agency Agreement (“Agreement”) is made as of January 1, 2025 (“Effective Date”) by and between BNY Mellon Transfer, Inc., a Maryland corporation (“BNYMTI”), and each Investment Company listed in Schedule B (the “Funds”)”). Capitalized terms, and certain noncapitalized terms, not otherwise defined shall have the meanings set forth in Schedule A. For clarification: All Schedules and Exhibits to the Agreement constitute a part of this Agreement without the need to specifically incorporate each by reference; the terms “party” and “parties” exclusively mean BNYMTI and the Funds; and the term “third party” means all persons and entities other than BNYMTI and the Funds.

Background

A.       BNYMTI is registered as a transfer agent under the 1934 Act, and each Fund is an investment company registered under the 1940 Act or series thereof.

B.       The Funds and BNYMTI are parties to that certain Transfer Agency Agreement dated May 24, 2012, as amended from time to time (the “Original Agreement”). Each Fund and BNYMTI wish to amend and restate, in its entirety, the Original Agreement as more fully described in this Agreement.

C.       The Investment Companies listed on Schedule B wish to retain BNYMTI to perform various transfer agency, registrar, dividend disbursing and shareholder servicing services for and on behalf of each of the Portfolios listed on Schedule B, as such Schedule B may be amended from time to time, and BNYMTI wishes to furnish such services.

D. Each Fund acknowledges that BNYMTI has entered into a Sub-Transfer Agency Agreement with BNY Mellon Investment Servicing (US) Inc. (“BNYM”), dated as of January 1, 2025 (the “Sub-Agreement”), for the performance by BNYM and its permitted successors and assigns, on behalf of BNYMTI, of certain of the Services (as defined below) and other obligations of BNYMTI under this Agreement.

E. Each Fund acknowledges that, pursuant to the Sub-Agreement, BNYMTI utilizes certain components of the BNYM System to perform certain of the Services, including using the BNYM System to access the data and information maintained in the BNYM System.

Terms

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree to the statements made in the preceding paragraphs and as follows:

1.              Appointment.

(a)            Each Fund hereby engages BNYMTI to provide the transfer agency, registrar, dividend disbursing and shareholder servicing services set forth in Sections 2 and 3 (the “Services”) to and on behalf of each Fund. BNYMTI accepts such engagement and agrees in connection with such engagement to furnish the Services, utilizing the BNYM System where appropriate for the Service being provided. BNYMTI shall be under no duty to provide any service to or on behalf of a Fund except as specifically set forth in Section 2 or Section 3 or as BNYMTI and the Funds may specifically agree in a written amendment to this Agreement. Except as the parties may otherwise mutually agree in a written amendment to this Agreement, BNYMTI shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by BNYMTI or a Fund or by any other third party service provider to BNYMTI or a Fund not engaged by BNYMTI.

(b)           BNYMTI shall provide the Services, including giving the Funds access to the Licensed Systems where practical, on all days the New York Stock Exchange (“NYSE”) is open for trading, and, in accordance with the following criteria, on certain days the NYSE is scheduled to be open for trading but does not open for any trading:

(i)	If the closing of the NYSE on a scheduled trading day is announced at least one Business Day (as defined below) in advance by the NYSE, then BNYMTI will provide all Services in accordance with the Agreement to the extent commercially reasonable under circumstances where some trading markets are open and some trading markets are closed; and
(ii)	If the closing of the NYSE on a scheduled trading day is not announced at least one Business Day in advance, BNYMTI shall run the nightly cycle and provide such other Services as are commercially reasonable under the circumstances and, if applicable, under its business continuity plan.
(iii)	With respect to Good Friday, if the NYSE is closed for trading: BNYMTI will provide such Services, including components of the Services, as may be reasonably necessary to support a nightly processing cycle for transactions requiring processing on Good Friday in the Funds designed by BNYMTI on Schedule E.

A “Business Day” as used herein shall mean a day the NYSE is open for trading and, in respect of provision of particular Services, such days as such Services are provided in accordance with 1(b)(i), (ii) or (iii).

(c)            [Reserved.]

(d)           (1)(1) In the event a Fund requests in writing that BNYMTI provide a service to a Fund that is in any way different from the Services or Licensed Services (“Requested Service”), BNYMTI will negotiate in good faith with a Fund regarding the terms of a written amendment to this Agreement mutually acceptable to the parties in their discretion providing for the development and implementation of the Requested Service, including applicable fees and reimbursable expenses, and the fee, reimbursable expense and other terms to be applicable to the ongoing performance of the Requested Service, and BNYMTI will use commercially reasonable efforts to perform the work provided for in the written amendment. To the extent any of such work involves the performance of services appropriate and reasonable for the Technology Personnel, the Technology Personnel will perform all such work in accordance with and subject to all terms of Section 3(e)(2) unless the parties agree otherwise in the written amendment.

(2)           BNYMTI will not be obligated to agree to any such written amendment if it determines in its reasonable sole discretion that the Requested Service is “Commercially Infeasible”, which is hereby defined to mean that the Requested Service (i) is not reasonably consistent with or related to BNYMTI’s standard transfer agency products and services at the time of the request, (ii) is in conflict or inconsistent with or violates to any degree a law, rule, regulation, or order or legal process of any nature, (iii) imposes on BNYMTI a risk, liability or obligation it determines to be detrimental or adverse to BNYMTI or its interests or rights, (iv) imposes costs and expenses on BNYMTI that are not adequately recovered by fees and expense payments that BNYMTI indicates it is willing to pay and BNYMTI reasonably anticipates disputes with respect to the fees and expenses it will invoice, (v) requires a material increase in required resources that may not be reasonably obtainable in the general commercial marketplace, (vi) is reasonably likely to result in a diversion of resources, disruption in established work flows, course of operations or implementation or effectiveness of controls, or (vii) BNYMTI lacks sufficient information, analysis or legal advice to determine that the conditions in clauses (ii) and (iii) do not exist and BNYMTI declines to reimburse BNYMTI for the expenses as they are incurred of engaging the resources to make such determination.

(3)           For clarification: Notwithstanding the written amendment referred to in this Section 1(d), BNYMTI will not be liable for any failure to develop a service or for any delay in developing a service under this Section 1(d), whether or not it includes work performed by the Technology Personnel, if despite BNYMTI’s commercially reasonable efforts the service later becomes technically infeasible or BNYMTI does not possess the resources required for the development, and implementation or provision of such service and such resources cease or fail to be reasonably available in the regular commercial marketplace at reasonable prices.

(e)            [Reserved.]

(f)            BNYMTI agrees to maintain, at all times during the term of this Agreement, the following insurance policies, issued by a qualified insurance carrier with a Best’s rating of ‘A -’ or better, in at least the following minimum amounts after or over deductibles:

(i)	an Investment Company Asset Protection Bond providing coverage for, among other things, employee dishonesty, loss of money/securities, and forgery, in the amount necessary to satisfy the requirements of Rule 17g-1(d) under the 1940 Act; and
(ii)	a professional liability policy providing errors and omissions coverage in the amount of $5 million.

Such bond and policy may be in the form of joint bonds and policies insuring the Funds and BNYMTI and its Affiliates, and in the case of (i) above, BNYMTI may rely on such bonds maintained by the Funds. BNYMTI will periodically review its insurance limits and increase or decrease coverage (or make no changes to its coverage) as it determines in its reasonable sole discretion to be appropriate given the size and scope of its operations and the cost of such insurance. BNYMTI will notify the Funds of any reduction in coverage.

(g)           [Reserved.]

(h)           [Reserved.]

(i)             BNYMTI may perform some or all of the Services, including any component of the Services and the technology services, provided for in this Agreement from outside the United States; provided, however, that BNYMTI shall provide timely written notice to the Funds; provided further, such notification shall include a description of the Service, or component of the Service, and the location from where such Service, or component of the Service, shall be performed.

(j)             [Reserved.]

(k)           BNYMTI represents and warrants to the Funds that:

(i)	It is a corporation duly organized and existing and in good standing under the laws of the State of Maryland.
(ii)	It is duly registered as a transfer agent under Section 17A(c)(2) of the 1934 Act, and it will remain so registered for the duration of this Agreement. It will promptly notify the Funds in the event of any material change in its status as a registered transfer agent.
(iii)	It is duly qualified to carry on its business in the State of New York and in all other jurisdictions in which the failure to be so registered would materially and adversely affect its ability to perform this Agreement.
(iv)	It is empowered under Applicable Law and by its Articles of Organization and By-Laws to enter into and perform the Services.
(v)	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.
(vi)	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.
(vii)	It is and will be in material compliance with all Applicable Law; provided, however, for clarification, this Section 1(k)(vii) shall not be interpreted to require BNYMTI to change the performance of any Service (or the Written Procedures, as defined in Section 14(d) that may govern a Service) due to a change in the Applicable Law of a Fund except as otherwise provided for in this Agreement.

(l)             Each Fund represents and warrants to BNYMTI that:

(i)	It is either a corporation duly organized and existing and in good standing under the laws of the State of Maryland or a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.
(ii)	Each Fund is an investment company registered under the 1940 Act, or series thereof.

(iii)	It is duly qualified to carry on its business in the State of New York and in all other jurisdictions in which the failure to be so registered would materially and adversely affect its ability to perform this Agreement.

(iv)	It is empowered under Applicable Law and by its Articles of Incorporation or Declaration of Trust, as applicable, and By-Laws to enter into and perform this Agreement.
(v)	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.
(vi)	It is and will be in material compliance with all Fund Applicable Law.

2.              Records.

(a)            BNYMTI will maintain books and records in the form, manner and for such periods as may be required for a Fund by the Securities Laws as constituted on the Effective Date with respect to the Services (“Books And Records Laws”), including but not limited to, those books and records required to be maintained pursuant to, and in accordance with, subparagraphs (1) and (2)(iv) of paragraph (b) of Rule 31a-1 under the 1940 Act and Rules 17Ad-6 and 17Ad-7 of the 1934 Act, as such rules are constituted on the Effective Date and such books and records shall be the property of the Fund. Fund books and records maintained by BNYMTI on the BNYM System or otherwise shall accurately reflect in accordance with the Written Procedures the orders, instructions, and other information received by BNYMTI from (i) Authorized Persons, (ii) the Third Party Institution, (iii) each broker-dealer or other financial intermediary with clients invested in a Fund (“Dealer”), (iv) Fund shareholders or (v) other appropriate persons or entities.

(b)           Fund books and records will be preserved and safely stored (at the Funds’ expense as a Reimbursable Expense) in accordance with the Written Procedures and Documentation. BNYMTI will maintain Fund books and records for any retention period required by the Books And Records Laws or such longer period as may be mutually agreed upon by the parties from time to time in a written amendment to this Agreement. At or after the expiration of the applicable retention period for particular Fund books and records under Books And Records Laws BNYMTI will (i) if requested by the Funds, deliver a copy of the relevant books and records to the Funds, and (ii) in all cases, destroy all copies of the books and records in accordance with BNYMTI’s normal archival and document destruction policies and procedures. If a Fund requests delivery of books and records under this Section 2(b), the Funds shall reimburse BNYMTI for its out-of-pocket expenses for delivery and handling and pay the applicable Fees for the personnel or other resources used by BNYMTI in responding to the request.

(c)            Upon the reasonable request of a Fund, BNYMTI shall provide the Fund, as applicable, and its Authorized Persons with access to Fund books and records at BNYMTI's facilities during BNYMTI's normal business hours in the format and on the equipment normally utilized by BNYMTI and if reasonably requested during such visit provide printed output of the Fund books and records or copies thereof (or, the Fund may request, in an electronic form that is supported at the time by the BNYMTI system without modification of any nature) at the Fund’s expense. Upon the reasonable request of a Fund, copies of any such books and records in the possession or under the control of BNYMTI shall be provided by BNYMTI to the Fund or to an Authorized Person.

3.              Services.

(a)            Transfer Agent, Registrar, Dividend Disbursing, and Shareholder Servicing:

The following terms shall apply without exception to all services described in this Section 3(a):

BNYMTI shall provide the services described in this Section 3(a) to the extent applicable to a particular Fund and, notwithstanding any other provision in this Agreement, in accordance with (i) the Written Procedures, and (ii) subject to Section 1(d) hereof: (A) the Fund’s Prospectus, and (B) Applicable Law. In the event of any conflict between a Written Procedure, and a provision of this Section 3(a), the Written Procedure shall prevail. In the absence of an applicable Written Procedure, BNYMTI’s duty to perform the services described in this Section 3(a) shall be satisfied if it employs an Industry Standard (as defined in Section 14) or takes other commercially reasonable measures.

(1)           Establish and maintain Shareholder Accounts

(i)	Process account Dealer/branch/rep changes on accounts.
(ii)	Capture and retain signatures of account owners or other persons authorized to act on account.
(iii)	Purge closed accounts from the BNYM System.

(2)           Process purchases, including lockbox processing, redemptions, transfers of Fund Shares and adjustments.

(3)           Dividends and Distributions. Upon receipt by BNYMTI of Written Instructions (or for Funds that pay a daily dividend, electronic instructions that comply with the Written Procedures) containing all requisite information that may be reasonably requested by BNYMTI, including payment directions and authorization, BNYMTI shall issue Shares in payment of the dividend or distribution, or, upon shareholder election, pay such dividend or distribution in cash, if provided for in a Fund’s Prospectus. Cash payments shall be distributed to shareholders in accordance with the options provided by a Fund’s Prospectus upon receipt of all proper instructions and required documentation from a shareholder. If requested by BNYMTI, a Fund shall furnish a certified resolution of the Fund’s Board of Directors/Trustees or authorized Fund officer declaring and authorizing the payment of a dividend or other distribution, but BNYMTI shall have no duty to request such. Issuance of Shares or payment of a dividend or distribution as provided for in this Section 3(a)(3), as well as payments upon redemption contemplated in Section 3(a)(2), shall be made after deduction and payment of any and all amounts required to be withheld in accordance with any applicable tax laws or other Applicable Law. BNYMTI shall (i) mail or E-deliver, as applicable, to each Fund’s shareholders, in each case as it may be directed in Instructions, such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by Applicable Law; and (ii) prepare, maintain and file with the Internal Revenue Service (“IRS”) and other appropriate taxing authorities reports relating to all dividends by the Fund paid to its shareholders (above threshold amounts stipulated by Applicable Law) as required by tax or other laws, rules or regulations; provided, however, notwithstanding the foregoing and notwithstanding any other provision of this Section 3(a)(3) or this Agreement: (A) BNYMTI’s exclusive obligations with respect to any written statement that Section 19(a) of the 1940 Act may require to be issued with respect to a Fund (“19(a) Statement”) shall be, upon receipt of specific Written Instructions to such effect, to receive from the Fund the information which is to be printed or displayed on the statement, to print or display such information on appropriate paper stock and to mail or E-deliver such statement to shareholders, and (B) BNYMTI’s sole obligation with respect to any dividend or distribution that Section 19(a) of the 1940 Act may require be accompanied by such a written statement shall be to act strictly in accordance with the express terms of this Section 3(a)(3) and shall not include any duties with respect to the determination of the appropriateness of providing a 19(a) Statement or of its contents, such duties being exclusively those of the Funds.

(4)           Handling of Existing Certificates in accordance with Written Procedures.

(5)           Support wire processing.

(i)	Support wire hierarchy.
(ii)	Support wire bulking, netting, and individual wire remittance, prior day trades, manual same-day net settlement trades.

(6)           Handle transfer logs and manual ACATs.

(7)           Support redemption draft processing.

(8)           Support ACH credit and debit processing.

(9)           Identify and report large trades.

(10)        Provide real-time pending trades for internal Fund portfolio management reporting purposes.

(11)        Monitor and use commercially reasonable efforts to resolve manual open orders.

(12)        Support investment, redemption and exchange restrictions on Shares.

(13)        Subject to the terms of this Agreement, support exception processing of orders submitted in respect of Shares.

(14)        Perform research and problem resolution in respect of shareholder accounts and activity upon receipt of a request from a Fund.

(15)        Support reverse distribution mechanism and fees for money market funds.

(16)        Communications to Shareholders. This Section 3(a)(16) should be interpreted in conjunction with Section 3(a)(21) setting forth the print/mail/E-delivery services to be performed by BNYMTI.

(i)	Prepare and deliver to shareholders, Dealers, and other third parties, as applicable, confirmations of purchase, sales, and other confirmable transactions in shareholder accounts that contain the information required by SEC Rule 10b-10, and disclosures required under NASD Rule 2830 (or its successor rule of the Financial Industry Regulatory Authority, Inc. as provided to BNYMTI by the Funds.
(ii)	Prepare and deliver to shareholders and Dealers and other third parties, as applicable and properly authorized, monthly, quarterly, and year-end statements of account activity and holdings which shall include for applicable shareholders the statement of tax exempt income which shall be included with an impacted shareholder’s December annual statement (“Periodic Statements”).
(iii)	Calculate shareholder account-specific performance using “Internal Rate of Return” methodology or other mutually agreed-upon methodology and display such performance information on Periodic Statements.
(iv)	Prepare and deliver to shareholders the tax forms, information, notices and statement expressly provided for in Section 3(a)(3).
(v)	Prepare and deliver year-end and other Federal and state tax forms, including IRS Forms 1099, 1042, 1042S, 5498, 5498-ESA, 1099Q, 1099R, 1099DIV and 1099B (“Tax Forms”), to Fund shareholders except that BNYM shall have no duty to prepare and deliver Tax Forms as follows: If a Fund in Written Instructions specifically designates Fund shareholders that are not to receive one or more Tax Forms (“Excluded Shareholders”) and specifically designates the Federal and state tax forms not be to be received by each specified Excluded Shareholder (“Excluded Tax Forms”), BNYMTI shall comply with such Written Instructions and thereafter have no duty under this Section 3(a)(16)(v) with respect to the Excluded Shareholders and Excluded Tax Forms.
(vi)	[Reserved.]
(vii)	[Reserved.]
(viii)	Deliver Fund Summary or Statutory Prospectus to shareholder with confirmation of initial purchase of Fund Shares.
(ix)	Deliver Fund Summary or Statutory Prospectus to a shareholder with confirmation of the first purchase of Fund Shares occurring on or after the date of a Fund Summary/Statutory Prospectus or revision thereof or supplement thereto.

(x)	Provide capability to print or display messages on confirmations, statements and tax forms, with capacity to be determined in accordance with specifications agreed upon in writing by the parties.
(xi)	Provide capability to insert items into package containing confirmations, statements and tax forms, with capacity to be determined in accordance with specifications agreed upon in writing by the parties.

(17)                          Records.

(i)	Maintain records of the accounts for each shareholder showing the following information as applicable to each registration type:
(A)	Name, address, date of birth and U.S. Tax Identification or Social Security number; additional “know-your-customer” information as specified on the form of account application; banking information; persons authorized to act on account; beneficiaries; and dividend/capital gain distribution method;
(B)	Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;
(C)	Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder’s account;
(D)	Any stop or restraining order placed against a shareholder’s account;
(E)	Any correspondence relating to the current maintenance of a shareholder’s account;
(F)	Information with respect to tax withholdings; and
(G)	Any information required in order for BNYMTI to perform any calculations required by this Agreement.
(ii)	Retain in image form for applicable document retention periods a copy of source documents, including account applications, and all shareholder and Dealer correspondence.
(iii)	Provide capability for maintenance of microfilm/fiche, CD Rom and other electronic records, and generation of CD Rom and electronic records, with the particular records to be retained using such mediums as specified in the Written Procedures.
(iv)	Retain such other records as specified in the Written Procedures.

(18)                          Lost Shareholders. Perform such services as are required in order to comply with the provisions of SEC Rule 17Ad-17 under the 1934 Act (the “Lost Shareholder Rule”) as specified in Written Procedures.

For purposes of clarification: BNYMTI has no obligation to perform the lost shareholder services for broker-controlled accounts, omnibus accounts and similar accounts with respect to which BNYMTI does not receive or maintain information which would permit it to determine whether the account owner is a “lost securityholder”, as that term is defined in the Lost Shareholder Rule.

(19)                          Unclaimed Property Services.

(i)	Subject to the further provisions of this Section 3(a)(19), BNYMTI shall employ commercially reasonable measures on behalf of a Fund to comply with the unclaimed property laws and regulations of the United States (as defined below) (“Unclaimed Property Laws”) with respect to Eligible Property (as defined below). In connection with its performance of the foregoing services (“Unclaimed Property Services”), BNYMTI and its subcontractors shall be entitled to rely on the advice of counsel with respect to the unclaimed property laws and shall not be liable for conduct undertaken in accordance with such advice, provided such advice is a reasonable interpretation of such Unclaimed Property Laws. For purposes of the foregoing:
(A)	“United States” means the states of the United States of America, the District of Columbia, Guam, Puerto Rico, U.S. Virgin Islands and any territory or commonwealth of the United States of America with a formal local government substantially equivalent to a state government which subsequent to the Effective Date adopts a statute substantially similar to the Uniform Unclaimed Property Act of 1995 (or its then current successor).
(B)	“Eligible Property” means property beneficially owned by a person or entity other than the Fund and held in a bank account maintained by BNYM for or on behalf of the Fund, or property held in a Fund shareholder account, which is (i) subject to reporting or escheat under an Unclaimed Property Law, (ii) of a nature or type or classification reasonably related to the services performed by BNYMTI under this Agreement (such as cash amounts representing non-negotiated dividend checks and Shares in abandoned shareholder accounts), and (iii) under the control of BNYMTI or BNYM.
(ii)	BNYMTI shall have no liability for any Loss arising (i) with respect to Eligible Property deemed abandoned or unclaimed before the Effective Date but not reported or delivered to the applicable jurisdiction as required by an Unclaimed Property Law; (ii) from any inaccuracy in, or from the absence of any data or information from, any records of a Fund provided to BNYMTI and used to perform the Unclaimed Property Services; (iii) from any other failure of any party, other than BNYMTI or BNYM pursuant to this Section 3(a)(19), to comply with an Unclaimed Property Law or to perform a service required for accurate, timely and complete future compliance with an Unclaimed Property Law (collectively, “Compliance Failures”). BNYMTI will in good faith attempt to rectify Compliance Failures of which it becomes aware in a reasonable manner, but shall have no liability for actions taken to rectify Compliance Failures unless such actions constitute reckless disregard or intentional misconduct of BNYMTI.

(iii)	Each Fund shall be the “holder” under all Unclaimed Property Laws, as that term is defined therein, and BNYMTI shall act solely as agent of the Fund in performing the Unclaimed Property Services. Each Fund, hereby authorizes BNYMTI, in connection with performing Unclaimed Property Services, to sign reports, to sign letters, to communicate with government representatives, current and former shareholders (except to the extent provided otherwise with respect to shareholders by Written Procedures) and other appropriate third parties and otherwise to act in all manners on behalf of and in the name of the Fund and to utilize all tax identification numbers or other appropriate identifying numbers or data of a Fund (“Identification Data”) in the scope and manner BNYMTI reasonably determines to be appropriate to perform the Unclaimed Property Services. Each Fund agrees to execute and deliver to BNYMTI all documentation or instruments reasonably requested by BNYMTI to evidence such authorization but agrees that the authority of BNYMTI to act on behalf of and in the name of the Fund as described above and to use the Identification Data shall not be diminished or revoked by the absence of such documentation or instruments. Each Fund represents and warrants that it will at all times have the authority to grant the authorizations and act on in each instance that authorizations are contained in and contemplated by this Section 3(a)(19). This Section 3(a)(19)(iii) shall survive any termination of the Agreement.
(iv)	Support collection of shareholder data relevant to last contact date.
(v)	BNYMTI agrees that upon any termination of the Agreement it will cause all Eligible Property in bank accounts maintained by BNYMTI on a Fund’s behalf to be transferred to the Fund or to a successor service provider and BNYMTI may delay completion of Conversion Actions until arrangements reasonably satisfactory to BNYMTI for such transfers have been made.

(20)                          Tax Favored Accounts.

(A)	Certain definitions:
(i)	“Beneficiary” means each person, entity, estate, trust or charitable organization named as a beneficiary to a Tax Favored Account pursuant to BNYMTI Account Documentation.
(ii)	“BNYMTI Account Documentation” means:
(aa)	account documentation (x) governing the terms of a shareholder account established and, as of the Effective

Date, maintained in one or more of the Funds, (y) that includes, among other things, a custody account agreement, related disclosure materials and forms, some of which require, pursuant to provisions of the Code, that a qualified financial institution perform the activities contemplated by such documentation for a custodian, and (z) that qualifies the governed shareholder accounts as being one of the following types of accounts under the Code: (I) a Traditional, SEP (including SAR SEP), Roth or SIMPLE individual retirement account, (II) an account in a 401(k), money purchase or profit sharing plan, (III) a 403(b)(7) account, or (IV) a Coverdell educational savings account, all of the foregoing within the meaning of, as applicable, Sections 401, 403, 408 or 530 of the Code; and

(bb)	the account documentation described in clause (aa) as it may be modified from time to time in accordance with Section 3(a)(9)(C).
(iii)	“Eligible Assets” means with respect to Tax Favored Accounts, Shares of the Funds and such other assets as BNYMTI, the TFA Custodian (as defined below) and BNYM may mutually agree.
(iv)	“Tax Favored Accounts” means the accounts of the types listed in Section 3(a)(20)(A)(ii) which are established using BNYMTI Account Documentation and which hold, or pending settlement of a purchase transaction are established to hold, only Eligible Assets.
(v)	“in good order” means in accordance with all applicable requirements set forth in the Written Procedures, including receipt of any required supporting documentation.
(vi)	“Owner” means (i) during the lifetime of the individual or “participant” for whom the Tax Favored Account is initially established, maintained and registered in the name of, such individual or “participant”, and (ii) subsequent to the death of any such individual, the Beneficiary of the particular Tax Favored Account during such time as the Tax Favored Account serves as a conduit account for death distributions under the minimum required distribution rules of the Code for inherited Tax Favored Accounts, or the legal representatives of such Beneficiary.
(vii)	“TFA Authorized Person” means (A) an Owner, and (B) any other person authorized pursuant to Written Instructions from a Fund, to act on behalf of an Owner or otherwise with respect to a Tax Favored Account.

(B)	Throughout the term of this Agreement, the Funds authorize BNYMTI to arrange for BNY Mellon Bank, or another qualified institution reasonably acceptable to BNYMTI, to serve as custodian for the Tax Favored Accounts (the “TFA Custodian”) and BNYMTI will contract with the TFA Custodian.
(C)	BNYMTI shall be responsible for ensuring that the BNYMTI Account Documentation complies in all respects with all requirements of the Code and Applicable Law. The Funds represent and warrant that they have previously furnished to BNYMTI a copy of all Fund Account Documentation which is in effect on the Effective Date and the Funds agree that they will not make, nor permit TFA Custodian to make, any modification to the BNYMTI Account Documentation in effect on the Effective Date without first providing BNYMTI with at least sixty (60) days advance written notice of the proposed modifications (“Proposed TFA Documentation Change”) and will not make or permit any modification to occur that could reasonably be expected to modify or increase the services BNYMTI is required to provide under this Agreement without the prior written consent of BNYMTI; provided, however, such consent shall not be required with respect to a Proposed TFA Documentation Change that is required by a New Legal Requirement, but all notifications of a Proposed TFA Documentation Change that require a modification or addition to the services performed by BNYMTI shall be deemed a request by a Fund governed by Section 1(d) of the Agreement, as applicable, including a modification or addition to BNYMTI go back services attributable to a Proposed TFA Documentation Change required by a New Legal Requirement (notwithstanding that a Fund may without BNYMTI consent modify the Fund Account Documentation in accordance with the Proposed TFA Documentation Change required by a New Legal Requirement).
(D)	In consideration for BNYMTI furnishing any one or more of the services provided for in this Section 3(a)(20), whether alone or in combination with others, the Funds shall pay to BNYMTI the related Fees and Reimbursable Expenses as set forth in the Fee Agreement. In lieu of the Funds paying such Fees and Reimbursable Expenses, the Funds may direct BNYMTI in a Written Instruction to collect some or all of such Fees and Reimbursable Expenses from the assets in relevant Tax Favored Accounts and following appropriate and timely disclosure to Owners in accordance with Applicable Law (the form and content of which and any minimum advance notification requirements applicable thereto shall also be provided in the Written Instruction), BNYMTI shall thereafter look solely to assets in the Tax Favored Accounts for satisfaction of applicable Fees and Reimbursable Expenses arising after the appropriate and timely disclosure to Owners and the Funds will not thereafter be responsible for such Fees and Reimbursable Expenses, including those not collectable by BNYMTI from the Tax Favored Accounts, provided however, the Funds shall again become responsible for the Fees and Reimbursable Expenses associated with the services provided to Tax Favored Accounts if they in a subsequent Written Instruction direct BNYMTI to waive or forgive such Fees or Reimbursable Expenses or otherwise to cease collecting such Fees and Reimbursable Expenses from the assets in the Tax Favored Accounts.

(E)	In addition to performing the services that other sections of this Agreement provide for with respect to Fund shareholder accounts, BNYMTI shall perform the following additional services for Tax Favored Accounts in accordance with all Written Procedures and Instructions received from a Fund:
(i)	Upon receipt of a properly completed application for a Tax Favored Account, establish a Tax Favored Account in the particular Fund designated by the applicant and maintain it thereafter in accordance with this Agreement.
(ii)	Use contributions to purchase Eligible Assets in accordance with:
(aa)	Specific instructions from a TFA Authorized Person accompanying the contribution (“Specific Instructions”);
(bb)	In the absence of Specific Instructions, in accordance with standing instructions from a TFA Authorized Person, if any, in effect for the particular Tax Favored Account (“Standing Instructions”);
(cc)	In the absence of Specific Instructions and Standing Instructions, in accordance with Written Procedures; and
(dd)	In the absence of Specific Instructions, Standing Instructions and Written Procedures, BNYMTI will return the contribution to the sending party.
(iii)	BNYMTI will purchase additional units of Eligible Assets with all proceeds of dividend payments and capital gains and other distributions by a Fund, unless Standing Instructions direct a different disposition of such proceeds.
(iv)	Process exchanges of Shares in accordance with instructions of a TFA Authorized Person, subject to the Written Procedures.
(v)	Effect distributions in accordance with instructions from a TFA Authorized Person and the Written Procedures.
(vi)	Send a confirmation of each transaction in accordance with Written Procedures.

(vii)	With respect solely to individual Accounts: notify an Owner in the year the Owner attains age 73, and annually thereafter, of the requirements under the Code regarding required minimum distributions (“RMDs”) and provide for functionality in the BNYM System to calculate and recalculate RMDs amounts.
(viii)	Upon the death of an Owner, process transfers and distributions in accordance with instructions received in good order.
(ix)	Process designation of beneficiary forms completed and received in good order.
(x)	Process instructions for rollovers, direct rollovers, conversions, reconversions, recharacterizations, and return of excess contributions; and non-reportable transfers of assets (or the proceeds of liquidated assets) to a successor custodian or successor trustee when directed in such instructions, subject to the Written Procedures, after all amounts necessary to satisfy all obligations outstanding with respect to the particular Owner and Tax Favored Account (including any claims asserted by third parties) have been paid, withheld or reserved, as appropriate under the circumstances.
(xi)	[Reserved.]
(xii)	Distribute to such parties as the TFA Custodian may direct, all information, documents and materials reasonably determined by the TFA Custodian to be required in connection with its role as a custodian under the Code and, upon the consent of BNYMTI, with such consent not to be unreasonably withheld, such other information, documents and materials as the TFA Custodian may direct, provided the TFA Custodian provides all such information, documents and materials the number of days in advance of the distribution date as BNYMTI shall reasonably specify.
(xiii)	Prepare and file in the TFA Custodian’s name all reports or returns required to be filed by a TFA Custodian with respect to the Tax Favored Accounts, including an annual fair market value report, required minimum distribution notice, Forms 1096, 1099R, 1099Q, 945, 5498 and 5498- ESA, and withholding remittance forms.
(xiv)	Prepare and distribute to each Owner and to such other parties as may be indicated in the Written Procedures, an annual consolidated statement, a quarterly consolidated statement for the first, second and third calendar quarters of each year and, if requested by the TFA Custodian with reasonable advance notice, a monthly consolidated statement.
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(xv)	Subject to Section 1(d), maintain in accordance with requirements of the Code applicable to the TFA Custodian with respect to the activities contemplated by this Section 3(a)(20), a record of all transactions in the Tax Favored Accounts contemplated by this Agreement, including contributions, distributions, disbursements, and including with respect to distributions, the category of the distribution under the Code and the method of distribution.
(xvi)	Research in the books and records maintained by BNYMTI pursuant to this Agreement questions regarding Tax Favored Accounts from the TFA Custodian.
(xvii)	Perform federal and state retirement account tax withholding on distributions from all Tax Favored Accounts as required by Applicable Law.
(xviii)	Prepare and distribute to Owners any required notices regarding federal and state taxes and tax withholding requirements (if any) in accordance with, and at the times provided under, Applicable Law, including but not limited to, any notices required under Section 3405 of the Code.
(F)	For clarification: notwithstanding any other provision of this Agreement, BNYMTI shall have no obligation or liability of any nature with respect to any of the following:
(i)	Investment decisions of any nature;
(ii)	Effecting distributions of RMDs absent express instructions from an Owner or, where provided for in the Written Procedures, express instructions received from a Fund in accordance with the terms of such procedures;
(iii)	The form or contents of the BNYMTI Account Documentation or the compliance of the BNYMTI Account Documentation with applicable requirements of the Code, and any negotiations or discussions occurring between the parties pursuant to Section 3(a)(20)(C) utilizing a knowledge of the Code or advancing negotiating positions on the basis of provisions of the Code shall not be construed as a waiver of this subsection (iii);
(iv)	Furnish any of the services provided for in Section 3(a)(20)(E), or any other services other than the services expressly provided for in Section 3 herein, to any account established pursuant to any account documentation other than the BNYMTI Account Documentation, notwithstanding that such accounts may qualify as any of the accounts listed at Sections 3(a)(20)(A)(ii)(aa);

(v)	Provide separate accounting or subaccounting of any nature regarding the monies or assets in a Tax Favored Account other than the single-account recordkeeping services expressly provided for in Section 3 herein, other than in this Section 3(a)(20(F)(v), including without limitation separate accounting, subaccounting or establishing sources or contributors of contributions to a Tax Favored Account, earnings in the Tax Favored Account differentiated or allocated in any fashion, any pre-tax or after-tax categorizations, or disbursement, or any other categorization or classification of assets in a retirement account commonly referred to as “buckets” in the retirement plan services business, except that BNYMTI will (i) record and maintain participant contribution, employer contribution and rollover or transfer contribution amounts in a manner permitting calculation of year-to-date participant contributions, year-to-date employer contributions, life-to-date participant contributions and life-to-date employer contributions from that information (“Down-To-Date Calculations”), and (ii) be capable of printing the Down-To- Date Calculations on shareholder statements and confirmations and reporting the Down-To-Date Calculations to the Funds at the frequency specified in the Written Procedures. (For clarification: the Down-To-Date Calculations may be based solely on contribution information. The Down-To-Date Calculations will not reflect certain adjustments made to contribution information after the information is initially received by BNYMTI, such as manual (key-stroke) correction of errors in contribution amounts and the return of excess contribution amounts, if any.); or
(vi)	Enforcing, implementing or otherwise putting into effect the provisions of any custodial agreement or any other form or document constituting a part of the Fund Account Documentation; provided, however, that BNYM will enter into the Tax Favored Account Service Agent Agreement with the TFA Custodian as provided in Section 3(a)(20(B).

(21)                          Print/Mail and E-delivery.

(i)	Provide print/mail services in accordance with the applicable Written Procedures. Such Written Procedures shall include, as appropriate, overview of the services, technical requirements, file layouts, design, production and information management, programming, development work, capacity requirements and other information necessary to implement and perform the print/mail/E-delivery services.
(ii)	Subject in all cases to provisions in the Written Procedures, print/mail services shall include:
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(A)	output development services, including programming occurring in accordance with Section 1(d); output processing; printing; folding, collating; inserting; mailing/shipping; E-delivery; and copies/images, with respect to checks, confirmations/transaction advices, letters, statements, reports, tax forms, and similar items (“Print Items”).

(iii)	Upon notice from a Fund of a Quality Error (as defined below), research the reported Quality Error, determine root cause and report back to the Fund the results of its research. If reasonably required by a Fund reprint, reproduce and resend the Package affected by the particular Quality Error at no cost to the Fund. For purposes of the foregoing: a “Quality Error” is defined as any error during the process that results in an individual Print Item or Package not meeting the standards set out in the applicable Written Procedure or service level set forth in the SLA; and a “Package” means one mail piece consisting of print image(s), insert(s), if any, and an envelope or one set of E-delivered items in lieu of such mail piece.
(iv)	BNYMTI will generate audit file output as part of the normal processing of the data from the application data file, if the Written Procedures provide for such (the “Audit File”), and will make such Audit File output available to the Funds via online output management or other mutually agreed upon means. The Funds shall provide BNYMTI written approval (online output management or e-mail permitted) of the Audit File within six (6) hours after receipt thereof.
(v)	BNYMTI will retain copies of Print Items mailed or E-delivered to shareholders and third parties in accordance with Written Procedures.

(22)                          Reports. BNYMTI shall:

(i)	Produce and make available for transmission intraday transaction reports, if applicable, and daily files and corresponding reconciliation reports each Business Day following the Business Day of activity.
(ii)	Make available through the BNYM System each Business Day following the Business Day of activity, for that day and the prior day, daily journals and reports that reflect activity for each Business Day and load such reports that have been mutually agreed upon into Mobius (as defined in Schedule A).
(iii)	Provide or make available ad hoc reports through DRAS (as defined in Schedule A) and provide the capability to add or remove tables in DRAS.
(iv)	Provide periodic shareholder lists and statistics.
(v)	Provide such other reports as may be mutually agreed upon.

(23)                          Set-up and Maintenance of Dealer Files. Set up and maintain Dealer, branch and registered representative files.

(i)	Establish and maintain Dealer/branch mail matrix.
(ii)	Establish and maintain NSCC (as defined in Section 3(a)(26) below) cross-reference for Dealers and correspondent/clearing relationships.

(24)                          12b-1 Fees/Service Fees/Trailer Fees/Load Schedules. Calculate, pay, and otherwise provide operational support (including through the BNYM System where determined appropriate by BNYMTI) for 12b-1 fees, services fees, trailer fees, and sales loads, including:

(i)	Establish and maintain default fee schedules.
(ii)	Establish and maintain override fee schedules.
(iii)	Support fee waivers.
(iv)	Support suppression of fee schedules.
(v)	Transmit schedule additions and changes nightly to the Funds.
(vi)	Pursuant to the month end recalculation process: apply schedules to monthly average daily value of accounts at corresponding override level to calculate payments and remit payments via wire, ACH, NSCC Comm/SERV or check, including checks mailed to special addresses or sent via overnight delivery.
(vii)	Support check pull process, branch wires, ACH transfers, and checks, including checks mailed to special addresses or sent via overnight delivery.
(viii)	Transmit payment information monthly to the Funds.
(ix)	Provide and store reports of payments and non-payments monthly to the Funds.
(x)	Establish, maintain, and apply front-end load and dealer reallowance schedules.
(xi)	Establish, maintain, and apply indirect load schedules (contingent deferred sales charges, including those applied to Shares for which a front-end load was waived or not applicable).
(xii)	Support load grandfathering of Shares.
(xiii)	Track privileged and non-privileged Shares (in respect of the payment of front-end loads on Share exchanges).
(xiv)	Support rights of accumulation and letter of intent processing.
(xv)	Support contingent deferred sales charge and redemption fee processing and reporting.
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(xvi)	Generate and deliver 12b-1 fee and commission statements.

(25)                          Dealer Interfaces. BNYMTI shall develop and implement Dealer interfaces with the BNYM System in accordance with the Documentation, or if not provided for therein, in accordance with Section 1(d) and provide access to and use of DAZL and Active Advisor.

(26)                          National Securities Clearing Corporation (“NSCC”).

(i)	Accept and effectuate the registration and maintenance of accounts through the NSCC Networking programs (“Networking”) and the purchase, redemption, transfer and exchange of Shares in such accounts through the NSCC’s Fund/SERV program in accordance with instructions transmitted to and received by BNYM by transmission from NSCC on behalf of authorized Dealers or other intermediaries on a Fund dealer file maintained by BNYMTI.
(ii)	Issue instructions to a Fund’s banks for the settlement of transactions between the Fund and NSCC (acting on behalf of its broker-dealer and bank participants, defined to be “NSCC Participants”).
(iii)	Provide account and transaction information from a Fund’s records on FSR to the NSCC for NSCC Participants in accordance with NSCC’s Networking and Fund/SERV rules.
(iv)	Maintain shareholder accounts on FSR (as defined in Schedule A) through Networking.
(v)	Support all NSCC services (e.g., Fund/SERV, Networking, Profile, TORA, Payment aXis and Omni/SERV).
(vi)	Identify and resolve Fund/SERV, Networking, ACATS and Payment aXis rejects, including manually.
(vii)	Support soft and hard reject processing.
(viii)	Communicate with Dealers regarding rejects and engage a Fund as necessary to provide assistance in resolving any disputes with Dealers that BNYMTI is unable to resolve.
(ix)	Support waiver processing.
(x)	Support all Matrix levels.
(xi)	Monitor and resolve open orders and paid & waiting trades.
(xii)	Process B50, B51, and B52 records via standard BNYM System processes.
(xiii)	Establish and maintain Fund profiles and DTCC Security Master for NSCC processing.

(xiv)	Support Profile I prices, rates, and distribution information.
(xv)	Take commercially reasonable measures to retrieve sharelot data for omnibus account transfers into non-omnibus accounts.
(xvi)	Upon the reasonable request and sufficient advance notice of a Fund, provide sharelot data for transfers into omnibus accounts.
(xvii)	Support trust and third party administrator processing via the NSCC.
(xviii)	Support TORA processing via standard BNYM System process.
(xix)	Provide reporting, including reports of raw data from NSCC files.
(xx)	Support price protection requests.
(xxi)	Communicate bad price information to Dealers and facilitate settlements due to bad price.
(xxii)	Upon the reasonable request and sufficient advance notice of a Fund, support broker to broker conversions and Networking to omnibus conversions.

(27)                          Tax Services.

(i)	Where required by the Code, withhold taxes (including backup withholding taxes) on U.S. residents and non-resident alien accounts, report such withheld taxes to relevant shareholders and the IRS and remit such withheld taxes to the IRS. Adjust non-resident alien withholding to reflect qualified interest income received by the Funds.
(ii)	Prepare and file IRS Form 1099 and other tax reporting forms required by the IRS with respect to dividends and distributions. Prepare and file any required state tax reporting with respect to dividends and distributions.
(iii)	Provide due diligence process for IRS Form W-9 and W-8 solicitations and encode shareholder records with properly returned information.
(iv)	Perform cost basis accounting accumulation and report the basis of redeemed Shares as required by the Code.
(v)	Retain tax reporting information from processed transactions in appropriate data files for preparation of IRS forms and information returns.
(vi)	Provide system and work stream to comply with the Foreign Account Tax Compliance Act (“FATCA”).

(28)                          Ancillary Services.

(i)	Maintain a daily record and produce a daily report for each Fund of all transactions and receipts and disbursements of money and securities (the “Supersheet”) and after the close of business each Business Day deliver the Supersheets for each Fund for the prior and current Business Day (inclusive of estimates) to each Fund daily in accordance with the schedule and frequency agreed to and documented in the Written Procedures.
(ii)	Prepare and transmit files containing data and information from the Supersheet as provided in Written Procedures. Transmit Supersheet summary information to the Funds’ designated accounting system provider in prescribed format and schedule.
(iii)	Perform the research reasonably requested by the Funds.
(iv)	Perform settlement activities with the Fund Custodian as set forth in applicable Written Procedures.
(v)	Reconcile Fund demand deposit accounts (“DDAs”) daily and implement reasonable DDA reconciliation controls.
(vi)	Participate as needed in escalation reconciliation calls.
(vii)	[Reserved.]
(viii)	Match wires and trades.
(ix)	Provide due money reports and open subscription and redemption detail in accordance with scheduling as set forth in Written Procedures.
(x)	Administer the gain-loss policy as provided in this Agreement or Written Procedures.
(xi)	Perform daily dividend accrual reconciliation.
(xii)	Automatically accept Fund price information nightly via PRAT (as defined in Schedule A) into the BNYM System, including net asset value, daily rate, 1/7/30 day yields, daily income earned and such other pricing components as provided in Written Procedures.
(xiii)	Prepare shareholder lists in conjunction with proxy solicitation information statement and Section 19(a) of the 1940 Act required notices.
(xiv)	Perform Remediation Services as appropriate under the circumstances.
(xv)	Resolve “wire/no trade” items as set forth in Written Procedures.
(xvi)	Provide standard reporting relating to largest shareholders as required for compliance and tax reasons.

(xvii)	[Reserved.]
(xviii)	Provide reports relating to NAV error correction and process adjustments as directed by the Funds.
(xix)	Provide audit confirmation letters.
(xx)	Perform NAV error correction process in accordance with the Instructions from the Funds or as the Funds may otherwise direct BNYMTI from time to time.
(xxi)	Provide end-of-day information variance exception notification.

(29)                          Legal Process.

(i)	BNYMTI will promptly forward all Government Legal Process to the Government Legal Process Department of BNY Mellon Bank and reasonably cooperate with requests for assistance from the Government Legal Process Department.
(ii)	BNYMTI will promptly forward all Civil Legal Process to the Civil Legal Process Department of BNY Mellon Bank and reasonably cooperate with requests for assistance from the Civil Legal Process Department.
(iii)	In the event (A) BNYMTI directly receives an Asset-Based Order that has been properly served, (B) a Fund receives an Asset-Based Order that has been properly served and delivers the Asset-Based Order to BNYMTI, or (C) a Fund accepts service of an Asset-Based Order that has not been properly served and elects to deliver the Legal Process Item to BNYMTI for processing, then in all such cases BNYMTI shall take the actions that are appropriate for the Asset-Based Orders, including without limitation furnishing information and documentation, redeeming Shares and disbursing the proceeds, placing transactional restrictions on and removing transactional restrictions from accounts, seeking to limit or reduce by any reasonable means the scope and coverage of an Asset-Based Order and seeking an extension of the period to respond, all by the response date specified in the Asset-Based Order, or by the response date indicted by an applicable extension.
(iv)	(A)(A) “Asset-Based Orders” means, solely to the extent relating to property of a Fund shareholder in a Fund account or property in a Fund shareholder account, all orders of attachment, restraining notices, temporary restraining orders, orders to show cause, writs of attachment, forfeiture orders, garnishments, levies, executions, and judgments, and all other orders for the restraint or seizure assets by the government or civil litigants.
(B)	“Civil Legal Process” means civil subpoenas.
(C)	“Government Legal Process” means all grand jury subpoenas, criminal trial or “stand- by” subpoenas, investigative subpoenas, commissioner’s subpoenas, IRS summonses, and any requests for information or testimony by any governmental entity whether state or federal, including the SEC Division of Enforcement and the Financial Industry Regulatory Authority.

(30)                          Proxy or Information Statement. In conjunction with proxy/information statement solicitations, prepare shareholder lists and certify them as accurate as of a specified record date.

(31)                          Non-Custodial Retirement Plan Services. BNYMTI shall perform the services specified in the Written Procedures for non-custodial retirement plans identified in the Written Procedures.

(32)                          General.

(i)	Arrange through a third party for data communications connections via dedicated lines for the purpose of allowing access by terminals in the Funds’ network or similar data processing devices.
(ii)	Translate any instructions or documents submitted in a foreign language.

(33)                          Support “Blue Sky” processing and reporting by furnishing data to the applicable blue sky vendor as directed by the Funds.

(34)                          Proper Instructions.

(i)	In accordance with Written Procedures, BNYMTI shall (i) require proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of shareholder accounts, transfers, redemptions, and other shareholder account transactions, and (ii) reject orders or instructions not in good order, all in accordance with the applicable Fund Prospectus, Written Procedures and Applicable Law.
(ii)	In accordance with, but only to the extent expressly provided for in Written Procedures, BNYMTI may accept telefaxed or scanned and e-mailed instructions, digital forms, and documents from Authorized Users.

(35)                          Data Match Programs. BNYMTI shall in a commercially reasonable manner and in accordance with applicable Written Procedures assist the Fund in complying with the (i) Federal Financial Institution Data Match Program administered by the Office of Child Support Enforcement of the Social Security Administration, (ii) the Massachusetts Department of Revenue Bank and Financial Institution Data Match Program, (iii) the Financial Institution Data March and Automated Asset Seizure Program administered by the New York State Office of Temporary and Disability Assistance, Division of Child Support Enforcement, and (iv) such other state financial institution data match programs as the Funds and BNYMTI shall agree.

(36)                          Coordination of Certain Services Between BNYMTI and the Funds.

(i)	(A) BNYMTI will review all correspondence from shareholders, persons purporting to represent shareholder and Dealers (collectively, “Submitters”), correspondence consisting of transaction instruction; scan and index such correspondence into Image (as defined in Schedule A) (or any successor imaging application) in accordance with the Written Procedures; and route to appropriate queues in Image (as determined by the Written Procedures) for handling by BNYMTI all correspondence that does not constitute transaction instructions (both financial and non-financial) and documentation related thereto (“Non-Transaction Instructions”), and
(B)	BNYMTI will, subject to Section 3(a)(36)(iv) below, handle all Non-Transaction Instructions in accordance with the Written Procedures, write appropriate correspondence to the Submitter of the Non-Transaction Instruction, print the correspondence, and mail such correspondence to the Submitter.
(ii)	(A) BNYMTI will review all transaction instructions (both financial and non-financial) from Submitters; process in accordance with other applicable provisions of the Agreement all transaction instructions (both financial and non-financial) determined by BNYMTI to be in good order (“IGO Transaction Instructions”), subject to Section 3(a)(36)(iii) below; and route to appropriate queues in Image (as determined by the Written Procedures) for handling by BNYMTI all transaction instruction (both financial and non-financial) determined by BNYMTI to not be in good order (“NIGO Transaction Instructions”), and

(B)	BNYMTI will, subject to Sections 3(a)(36)(iv) and 3(a)(36)(v) below, handle all NIGO Transaction Instruction in accordance with the Written Procedures, write appropriate correspondence to the Submitter of the NIGO Transaction Instruction, print the correspondence, and mail such correspondence to the Submitter.

(iii)	If in the course of processing an IGO Transaction Instruction BNYMTI determines that correspondence to the Submitter regarding the executed transaction other than correspondence that is automatically prepared and mailed by the BNYM System (such as confirmations) would be appropriate, BNYMTI will forward the IGO Transaction Instruction to BNYMTI with instructions specifying the correspondence to be written and BNYMTI will write the specified correspondence, print the correspondence, and mail such correspondence to the Submitter.
(iv)	If in the course of processing a Non-Transaction Instruction or NIGO Transaction Instruction (collectively, a Fund Instruction”) BNYMTI determines that legal documentation related to the Funds Instruction should be returned to the Submitter, then in lieu of the procedures set forth, as applicable, at Section 3(a)(36)(i)(B) or Section 3(a)(36)(ii)(B).

(v)	(A) A Fund will forward the Fund Instruction to BNYMTI with instructions to return the related legal documentation to the Submitter. BNYMTI will write appropriate correspondence to the Submitter, print the correspondence, and mail such correspondence to the Submitter under separate cover.

(B)        BNYMTI will mail the related legal documentation to the Submitter.

(vi)	If a NIGO Transaction Instruction was accompanied by a check or other payment instrument (a “Check”), then in lieu of the procedures set forth at Section 3(a)(36)(ii)(B):

(A)       BNYMTI will write appropriate correspondence to accompany the returned Check, and transmit the correspondence to BNYMTI through Image.

(B)       BNYMTI will print the correspondence written by BNYMTI and mail such correspondence together with the related Check to the appropriate Submitter.

(37)                          Shareholder Account Services. BNYMTI may arrange, in accordance with the Fund's Prospectus for a shareholder’s redemption of Shares from an account with a checkwriting privilege in accordance with Written Procedures.

(38)                          Perform research and problem resolution in respect of shareholder accounts and activity upon receipt of a request from a Fund.

(39) Forgery Coverage. If a Fund in its sole discretion agrees to pay BNYMTI the monthly forgery coverage amount as set forth in Section 9(j), BNYMTI shall be liable to the Funds with respect to any Shareholder Draft payable through BNYM where the signature of the drawer is forged, but only to the extent the amount of such Shareholder Draft exceeds $5,000, and only to the extent that BNYMTI or the Fund would be liable. The Funds may terminate the forgery coverage at any time on thirty (30) days' notice to BNYMTI.

(b)           In the event the Fund does not pay the monthly forgery coverage amount set for in Section 9(j), BNYMTI shall not be liable for any loss or damage, including attorneys’ fees, resulting from BNYMTI paying any Shareholder Draft containing a forged drawer signature, unless such loss or damage arises out of BNYMTI’s or BNYM’s negligence, bad faith, or willful misconduct. Anti-Money Laundering Program Services. BNYMTI will perform the services described in subsections (1) through (11) of this Section 3(b) (“AML Services”). BNYMTI will create, maintain and retain all records as required by Applicable Law in connection with provision of the Services described in this Section 3(b).

(1)           Anti-Money Laundering.

(A)	BNYMTI shall establish, maintain and monitor accounts of investors in the Funds and perform reasonable actions necessary to assist the Funds in complying with Section 352 of the USA PATRIOT Act, as described below.

(B)	Upon the reasonable request of a Fund, BNYMTI shall provide to the Fund: (x) a copy of BNYMTI’s written anti-money laundering (“AML”) policies and procedures; (y) at the option of BNYMTI, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate BNYMTI personnel.
(C)	Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(1) relates solely to Fund compliance with Section 352 of the USA PATRIOT Act and does not relate to any other obligation the Funds may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(2)           Foreign Account Due Diligence.

(A)	BNYMTI acknowledges that, pursuant to the Funds’ AML Program and Prospectuses, a Fund account may not be established for a “foreign financial institution.” All of the existing Fund “foreign financial institution” accounts were opened prior to February 5, 2008, the applicability date of the final rule regarding Special Due Diligence Programs for Certain Foreign Accounts. However, to assist the Funds in complying with requirements regarding a due diligence program for existing “foreign financial institution” accounts in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 312 of the USA PATRIOT Act (“FFI Regulations”), BNYMTI will do the following:
(i)	Implement and operate a due diligence program that includes appropriate, specific, risk-based and, where required by Applicable Law, enhanced policies, procedures and controls that are reasonably designed to enable a Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account maintained, administered or managed by the Fund for a Foreign Financial Institution (as defined in 31 CFR 1010.605(f)) (“Foreign Financial Institution”);
(ii)	Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with account maintenance;
(iii)	Assess the money laundering risk presented by each such Foreign Financial Institution account, based on a consideration of all appropriate relevant factors (as generally outlined in 31 CFR 1010.610), and assign a risk category to each such Foreign

Financial Institution account and determine whether any such Foreign Financial Institution account is subject to the enhanced due diligence set forth in 31 CFR 1010.610(b);

(iv)	Apply risk-based procedures and controls to each such Foreign Financial Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial Institution account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;
(v)	Implement procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account including when to suspend transaction activity, deliver a suspicious activity referral to the Funds or close the account;
(vi)	Adopt and operate enhanced due diligence policies for certain Foreign Financial Institution accounts in compliance with 31 CFR 1010.610; and
(vii)	Report to the Funds about measures taken under (i)-(vi) above.
(B)	Nothing in Section 3(b)(2) shall be construed to require BNYMTI to perform any course of conduct that is not required for Fund compliance with the FFI Regulations.
(C)	Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(2) relates solely to Fund compliance with Section 312 of the USA PATRIOT Act and does not relate to any other obligation the Funds may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(3)           Customer Identification Program.

(A)	To assist the Funds in complying with requirements regarding a customer identification program in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 326 of the USA PATRIOT Act (“CIP Regulations”), BNYMTI will do the following:
(i)	Implement procedures which require that prior to establishing a new account in a Fund BNYMTI obtain the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the “Data Elements”) for the “Customer” (defined for purposes of this Agreement as provided in 31 CFR 1024.100(c)) associated with the new account.

(ii)	Attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened, as follows:

Natural Persons. BNYMTI shall compare the Customer’s name and at least one other item of identifying information against information obtained from a consumer reporting agency, public database, or other independent source. If BNYMTI is presented with circumstances that increase the risk that it will be unable to verify the true identity of the Customer using non-documentary means, e.g. for non-U.S. persons that do not have a taxpayer identification number, BNYMTI may use documentary procedures, such as obtaining a copy of a government-issued document evidencing nationality or residence, e.g., a passport.

Customers Other Than Natural Persons. BNYMTI shall obtain copies of the relevant portions of documents showing the existence of the entity, such as certified articles of incorporation, a government-issued business license, a partnership agreement, or trust instrument. If BNYMTI is presented with circumstances that increase the risk that BNYMTI will be unable to verify the true identity of the Customer through documents, BNYMTI may use non-documentary procedures, such as contacting the Customer, or comparing the Customer’s identifying information with information obtained from a consumer reporting agency, public database, or other source. If BNYMTI determines that the nature of the entity or its business presents a higher degree of risk that it will not know the Customer’s true identity using the verification methods described above, BNYMTI shall also obtain identifying information for individuals with authority or control over the account, including persons authorized to effect transactions in the account, and shall verify the identity of these individuals in order to verify the Customer’s true identity.

(iii)	Implement procedures to be followed in circumstances in which a reasonable belief about the true identity of a Customer cannot be formed, including when to refuse to open the account, suspend transaction activity, deliver a suspicious activity referral to the Fund or close the account.
(iv)	Determine, within a reasonable period of time after the account is opened, or earlier, if required by federal law or regulation or federal directive issued in connection with the applicable list, whether each new Customer appears on any list of known or suspected terrorists or terrorist organizations issued by any federal government agency and designated as such by the Department of the Treasury in consultation with the federal functional regulators, and follow all federal directives issued in connection with such lists.

(v)	Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 1024.220(a)(3).
(vi)	Regularly report to the Funds about measures taken under (i)-(v) above.
(vii)	Work with the Funds to notify, consistent with 31 CFR 1024.220(a)(5), prospective Customers subscribing for Shares via the Internet or telephone about the program conducted by the Funds in accordance with the CIP Regulations.
(B)	Nothing in Section 3(b)(3) shall be construed to require BNYMTI to perform any course of conduct that is not required for Fund compliance with the CIP Regulations, including by way of illustration not limitation the collection of Data Elements or verification of identity for individuals opening Fund accounts through Dealers which use the facilities of the NSCC.

(4)           FinCEN Requests Under USA PATRIOT Act Section 314(a). The Funds hereby engage BNYMTI to provide the services set forth in this subsection (3)(b)(4) with respect to FinCEN Section 314(a) information requests (“Information Requests”) received by a Fund. Upon receipt by BNYMTI of an Information Request delivered by a Fund in compliance with the 314(a) Procedures (as defined below), BNYMTI will compare appropriate information contained in the Information Request against relevant information contained in account records maintained for the relevant Fund. Information relating to potential matches resulting from these comparisons, after review by BNYMTI for quality assurance purposes (“Comparison Results”), will be made available to a Fund in a timely manner. BNYMTI and the Funds will retain responsibility for filing reports with FinCEN that may be appropriate based on the Comparison Results. In addition, a potential match will be analyzed by BNYMTI in conjunction with other relevant activity contained in records for the particular relevant account, and if, after such analysis, BNYMTI determines that further investigation is warranted because the activity might constitute “suspicious activity”, as that term is used for purposes of the USA PATRIOT Act, then BNYMTI will deliver a suspicious activity referral to the Funds AML Compliance Officer and forward the potential match to BNYM Corporation’s Suspicious Activity Response Team (“SART”) which will perform the services set forth in Section 6(C). “314(a) Procedures” means, if applicable, the Written Procedures governing the delivery and processing of Information Requests transmitted to BNYMTI, including without limitation requirements governing the timeliness, content, completeness, format and mode of transmissions to BNYMTI.

(5)           U.S. Government List Matching Services.

(A)	In accordance with the schedule set forth in subsection (B) below, BNYMTI will compare Appropriate List Matching Data (as defined in subsection (C) below) contained in BNYMTI databases which are maintained for the Funds pursuant to this Agreement (“Fund Data”) to “U.S. Government Lists”, which is hereby defined to mean the following:
(i)	data promulgated in connection with the list of Specially Designated Nationals published by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) and any other sanctions lists or programs administered by OFAC to the extent such lists or programs remain operative and applicable to the Funds (“OFAC Lists”);
(ii)	data promulgated in connection with the list of Non-Cooperative Countries and Territories (“NCCT List”) published by the Financial Action Task Force;
(iii)	data promulgated in connection with determinations by the Director (the “Director”) of FinCEN that a foreign jurisdiction, institution, class of transactions, type of account or other matter is a primary money laundering concern (“PMLC Determination”); and
(iv)	data promulgated in connection with any other lists, programs or determinations (a) which BNYMTI determines to be substantially similar in purpose to any of the foregoing lists, programs or determinations, or (b) which BNYMTI, pursuant to Section 1(d), adds to the service described in this Section 3(b)(5).
(B)	For the two weeks following the Service Effective Date, BNYMTI will perform the list matching service described in Section 3(b)(5)(A) above at account opening and, thereafter, in accordance with BNYMTI’s AML policies and procedures and applicable CIP Regulations.
(C)	In the event that following a comparison of Fund Data to a U.S. Government List as described in subsection (A) BNYMTI determines that any Fund Data constitutes a “match” with the U.S. Government List in accordance with the criteria applicable to the particular U.S. Government List, BNYMTI:
(i)	will notify the Fund(s) of such match;
(ii)	will timely send any other notifications required by Applicable Law by virtue of the match;
(iii)	if a match to an OFAC List, will to the extent required by Applicable take appropriate steps to block any transactions or attempted transactions to the extent such action may be required by such Applicable Law;

(iv)	if a match to the NCCT List or a PMLC Determination, will to the extent required by Applicable Law conduct a suspicious activity review of accounts related to the match and if suspicious activity is detected will deliver a suspicious activity referral to the Funds;
(v)	if a match to a PMLC Determination, will take the appropriate special measures imposed by the Director; and
(vi)	will take any other appropriate actions required by Applicable Law.
(D)	“Appropriate List Matching Data” means (i) account registration and alternate payee data, to the extent made appropriate by statutes, rules or regulations governing the U.S. Government Lists, (ii) data determined by BNYMTI in good faith in light of statutes, rules or regulations governing the U.S. Government Lists to be necessary to provide the services described in this Section 3(b)(5), and (iii) data the parties agree in writing to be necessary to provide the services described in this Section 3(b)(5).

(6)           Suspicious Activity Report Filing Services.

(A)	The Funds hereby engage BNYMTI as their agent during performance of the Services to monitor activities occurring with respect to the Funds and if in the course of such monitoring it determines that any of such activities could indicate the existence of suspicious activity and that an investigation of the potential suspicious activity is warranted, then BNYMTI will deliver a suspicious activity referral to the Funds’ AML Compliance Officer and forward its determination of potential suspicious activity to SART which will perform the services set forth in Section 6(C).
(B)	If BNYMTI determines, based on preliminary criteria, after a review of an Asset-Based Order and related account materials conducted in accordance with Section 3(a)(29), that the information in the Asset-Based Order and related account materials could indicate the existence of suspicious activity and that an investigation of the potential suspicious activity is warranted, then BNYMTI will deliver a suspicious activity referral to the Funds’ AML Compliance Officer and forward the Asset-Based Order to SART which will perform the services set forth in Section 6(C).
(C)	Upon its receipt of a potential match pursuant to Section 3(b)(4), a determination of potential suspicious activity pursuant to Section 6(A) or an Asset-Based Order pursuant to Section 6(B), SART will conduct the appropriate suspicious activity analysis and if it determines after such analysis that suspicious activity may be indicated, SART will consult with the Funds’ AML Compliance Officer to determine jointly whether a suspicious activity report (“SAR”) should be filed on behalf of the Fund. If SART and the Funds’ AML Compliance Officer jointly determine that a SAR should be filed, SART will prepare and file a SAR on behalf of the Fund and the following provisions shall apply:

(i)	SART will use reasonable efforts to (aa) coordinate with the Funds’ AML Compliance Officer the filing of a SAR as required by Applicable Law, (bb) prepare and file the SAR as agent for a Fund and maintain documents supporting the SAR, (cc) if appropriate under regulatory guidance and procedures, file a joint SAR as agent for a Fund and any other designated financial institutions, and (dd) provide the relevant Fund with a copy of the SAR within a reasonable time after filing. To the extent permitted by Applicable Law, BNYMTI may share information related to the AML Services hereunder with its supervising parent entities and financial institutions subject to a joint SAR filing, and any other institution within its corporate organizational structure, as permitted by Applicable Law, FinCEN guidance and appropriate company policies and procedures. The Funds acknowledge that SART may perform certain of BNYM’s SAR filing services.
(ii)	[Reserved.]
(iii)	Unless prohibited by Applicable Law, each party will use reasonable efforts to consult with the appropriate personnel of the other party prior to contacting law enforcement authorities or filing a SAR. Notwithstanding the foregoing, each party reserves the sole discretion to make any such contacts or filings without prior notification or approval of the other party. If upon consultation, the parties disagree with a BNYMTI recommendation to contact law enforcement or file a SAR, either party may make a notification or file a SAR, as applicable, independently of the other party.
(iv)	In addition to any confidentiality obligations set forth in the Agreement, each party understands and acknowledges the extreme confidential nature of underlying information concerning SAR filings (“SAR Confidential Information”). Each party agrees to hold all SAR Confidential Information in strict confidence and to share such SAR Confidential Information only with, to the extent permitted by Applicable Law and FinCEN guidance, (i) the other party, (ii) the Funds and any party that may be deemed to control a Fund (“control” as defined in Section 2(a)(9) of the 1940 Act), which may include the Fund’s investment adviser (collectively, “control affiliates”), (iii) each of their respective employees, attorneys and auditors on a need-to-know basis, and (iv) state, federal and local law enforcement and applicable regulators. The

Funds represent and warrant to BNYMTI that the Funds’ control affiliates have in place confidentiality policies and procedures and will have in place a confidentiality agreement with any other financial institution for which joint SARs may be filed that require the control affiliates and each such financial institution to maintain the confidence of SAR Confidential Information as required by Applicable Law.

(v)	Each Fund hereby authorizes BNYMTI, as its agent, to share information about potentially suspicious activities involving a Fund, but not the acknowledgment or copy of any SAR filing, with other financial institutions in accordance with Section 314(b) of the USA PATRIOT Act. As between BNYMTI and the Funds, BNYMTI will be solely responsible for the timely filing of any annual notices required by Section 314(b) to be filed by BNYMTI or the Funds to allow BNYMTI to share such information.

(7)           BNYMTI shall compare Fund Data against internal and third party databases of politically exposed persons and negative news and conduct such other screening processes in accordance with the Tier 1 Country Screening Procedures, to which the parties mutually agree, prior to or promptly after account opening, and periodically thereafter utilizing a risk based approach. BNYMTI shall report any matches to the Funds and will assist the Funds in taking appropriate action, such as enhanced due diligence or closing the account.

(8)           As long as BNYMTI is an affiliate of BNYM Corporation, BNYMTI shall follow such additional procedures with respect to Fund accounts and BNYM Corporation’s Global Anti-Money Laundering/Know-Your-Customer Policy as shall be directed by BNYM Corporation.

(9)           BNYMTI agrees to permit governmental authorities with jurisdiction over a Fund to conduct examinations of the operations and records relating to the services performed by BNYMTI under this Section 3(b) upon reasonable advance request and during normal business hours and to furnish copies at the Fund’s cost and expense of information reasonably requested by the Fund or such authorities and relevant to the services.

(10)        For purposes of clarification: All Written Procedures relating to the services performed by BNYMTI pursuant to this Section 3(b) and any information, written matters or other recorded materials relating to such services and maintained by BNYMTI shall constitute Confidential Information of BNYMTI, except to the extent, if any, such materials constitute Fund records under Applicable Law.

(11)        BNYMTI shall comply with the Bank Secrecy Act, the USA PATRIOT Act, regulations of FinCEN, and all other laws and regulations, as they may be constituted from time to time (“Fund AML Laws”), for complying with the Fund AML Laws, for determining the extent to which the AML Services assist the Funds in complying with the Fund AML Laws. Section 3(b) of the Agreement shall not be construed to impose on BNYMTI any obligation other than to engage in the specific course of conduct specified by the provisions therein, and in particular shall not be construed to impose any other obligation on BNYMTI to design, develop, implement, administer, or otherwise manage compliance activities of the Funds. Subject to Section 1(d), the services provided pursuant to this Section 3(b) may be changed at any time and from time to time by BNYMTI in its reasonable sole discretion to include commercially reasonable provisions appropriate in light of any changes to the Fund AML Laws, or new laws that are similar in intended purpose or national policy to the Fund AML Laws, and the description of services contained in Section 3 shall be deemed revised accordingly without written amendment pursuant to Section 16(a), provided that BNYMTI shall give the Funds 30 days advance notice of any such change in service or, if 30 days advance notice is not practicable, as much notice as is practicable under the circumstances.

(c)            Red Flags Services.

(1)           BNYMTI will provide each Fund with the “Red Flags Services”, which is hereby defined to mean the following services:

(i)	BNYMTI will maintain written controls reasonably designed to detect the occurrence of Red Flags (as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through BNYM with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through BNYMTI by Covered Persons (as defined below) in Covered Accounts (as defined below). Such controls, as they may be revised from time to time hereunder, are referred to herein as the “Controls”. Solely for purposes of this Section 3(c), the capitalized terms below will have the respective meaning ascribed to each:
(A)	“Red Flag” means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft (as defined below) affecting a Registered Owner (as defined below) or a Covered Person.
(B)	“Identity Theft” means a fraud committed or attempted using the identifying information of another person without authority.
(C)	“Registered Owner” means the owner of record of a Direct Account on the books and records of a Fund maintained by BNYMTI as the provider of registrar services to the Fund (the “Fund Registry”).
(D)	“Covered Person” means the owner of record of a Covered Account on the Fund Registry.
(E)	“Direct Account” means an Account established directly with and through the Funds and BNYMTI as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through the Funds and BNYMTI.

(F)	“Covered Account” means an Account established by a financial intermediary for another as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Shares directly with and through BNYMTI.
(G)	“Account” means (1) an account holding Fund Shares with respect to which a natural person is the owner of record, and (2) any other account holding Fund Shares with respect to which there is a reasonably foreseeable risk to the particular account owner’s customers from identity theft, including financial, operational, compliance, reputation, or litigation risks.
(ii)	BNYMTI will provide the Funds with a printed copy of or Internet viewing access to the Controls.
(iii)	BNYMTI will notify the Funds of Red Flags which it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or Covered Person (“Possible Identity Theft”) and assist the Funds in determining the appropriate response of the Fund to the Possible Identity Theft.
(iv)	BNYMTI will (A) engage an independent auditing firm or other similar firm of independent examiners to conduct an annual evaluation of the Controls and issue a report on the results of the evaluation (the “Audit Report”), and (B) furnish a copy of the Audit Report to the Funds; and
(v)	[Reserved.]

(2)           BNYMTI agrees to comply with Section 114 of the Fair and Accurate Credit Transaction Act of 2003 and regulations promulgated thereunder by the Federal Trade Commission (the “Red Flags Requirements”), and will assist a Fund in complying with the Red Flags Requirements. Subject to Section 1(d), the Controls and the Red Flags Services may be changed at any time and from time to time by BNYMTI in its reasonable sole discretion to include commercially reasonable provisions appropriate in light of any changes to the Red Flags Requirements, or new laws or regulations similar in intended purpose or national policy to the Red Flags Requirements, and the description of services contained in Section 3(c) shall be deemed revised accordingly without written amendment pursuant to Section 16(a), provided that BNYMTI shall give the Funds 30 days advance notice of any such change in service or, if 30 days advance notice is not practicable, as much notice as is practicable under the circumstances.

(d)           Access to and Use of the BNYM System. The Funds’ access to and use of the BNYM System (as defined in Schedule A) or any component thereof shall be subject to the terms and conditions of the Sub Agreement granting BNYMTI access to the BNYM System. In addition, ownership rights to property utilized in connection with the parties’ use of the BNYM System shall be governed by applicable provisions of Sub Agreement.

(e)            Additional BNYM Information Technology Obligations.

(1)           Lion System Interfaces. Prior to the Service Effective Date, BNYMTI shall, in accordance with the business requirements documents that have been agreed to by BNYM and BNYMTI, cause to be developed and implemented on the BNYM Equipment (as defined in Schedule A) software that permits applicable users of the applications identified as Lion Remote System Web application (“Lion Web Application”), and Lion System hosted within FSR (as defined in Schedule A) (“Lion System”) to access the data and information maintained for the Funds in FSR in connection with the Services (“Fund FSR Information”) and use Fund FSR Information in the Lion Web Application or Lion System, as appropriate, subject to all policies and procedures, including information security policies and procedures, of BNYMTI applicable to the BNYM System and its access and use (such software being referred to herein as the “Lion Software”). BNYMTI will permit users of, respectively, the Lion System identified, who satisfy all security and other conditions established by BNYM pursuant to its policies and procedures, to access and use Fund FSR Information through the Lion System. In the event BNYMTI develops documentation for the Lion System or Lion Software the Funds and users of each software shall be obligated to comply with the terms of such documentation.

(2)           Technology Services.

(A)	Each Contract Year BNYMTI will cause the Technology Personnel to perform the Technology Services for the Technology Hours at no additional cost to the Funds in accordance with the terms of this Section 3(e)(2). BNYMTI additionally agrees to provide a manager to manage the Technology Services as and when performed by the Technology Personnel. For purposes of the foregoing:
(i)	“Contract Year” means the following collectively and individually as appropriate to the context: (aa) the “First Year”, defined hereby to mean the period commencing on the Service Effective Date and ending on the last date of the calendar month which follows by twelve full calendar months the calendar month in which the Service Effective Date occurs (“First Year Ending Date”); (bb) the “Middle Years”, hereby defined to mean the period commencing on the first day following the end of the First Year, and each subsequent anniversary of such date (“Middle Year Commencement Date”), and ending on the next occurring anniversary of the First Year Ending Date; and (cc) the “Termination Year”, unless Section 3(e)(2)(B) applies, defined to be the period commencing on the last Middle Year Commencement Date which precedes a termination of this Agreement which occurs on an anniversary of the Service Effective Date and ending on such termination date.
(ii)	“Technology Personnel” means the persons utilized by BNYMTI to perform the Technology Services in accordance with this Section 3(e)(2)(A)(ii). In the event BNYMTI reasonably determines that (aa) the expertise of computer systems personnel other than computer programmers or analysts is appropriate for a particular Technology Service, or (bb) that the allocation of Technology Hours between computer programmers and analysts should be modified another allocation set at in accordance with this Section 3(e)(2)(A)(ii) for some or all of the Technology Services to be performed after a particular point in time, then upon the consent of the Funds, not to be unreasonably withheld, delayed or conditioned, BNYMTI may thereafter for the period of time provided for in its determination: (yy) under the circumstances addressed by clause (aa), cause computer systems personnel subject matter experts to perform Technology Services for approximately the percentage of Technology Hours each Business Day specified by BNYMTI in its determination, and (zz) under the circumstances addressed by clause (bb), cause computer programmers and analysts to perform Technology Services each Business Day in accordance with the allocation of Technology Hours specified by BNYMTI in its determination.

(iii)	“Technology Services” means:
(aa)	[Reserved.];
(bb)	Development, testing and implementation of the Lion Software and any other modifications to the BNYM System requested by the Funds or required for BNYM to provide the Services and the Licensed Services;
(cc)	All work occurring in accordance with Section 1(d) of the Agreement that is appropriate and reasonable for the Technology Personnel to perform, including without limitation activities related to modifications and enhancements to the BNYM System. For all purposes of this Agreement, the phrase “work that is appropriate and reasonable for the Technology Personnel to perform” means work that is appropriate and reasonable for the Technology Personnel to perform based on the nature of the work and the skills expected to be possessed under this Agreement by the Technology Personnel;
(dd)	All activities related to all (I) Updates (as defined in Section 1 of Schedule A) to the BNYM System, (II) work that is appropriate and reasonable for the Technology Personnel to perform in connection with the development and implementation of a new or modified service or a new or modified functionality of the BNYM System or pursuant to Section 3(e)(3), and (III) Upgrades to the extent not subject to subsection (cc) above or clauses (I) or (II) of this subsection (dd), in all of the foregoing instances to the extent (y) the activities are performed due to the Funds unique requirements, or (z) the activities are performed due to the Funds’ request, and BNYM’s agreement, to engage Technology Personnel in the activities contemplated by this subsection (dd) earlier, in greater numbers, with a larger concentration of specialized skills, or otherwise than in accordance with the schedule or plans of BNYMTI with respect such activities for its entire transfer agency client base;

(ee)	All work performed in connection with the voice response unit established and maintained by BNYMTI for automated shareholder servicing via telephone but excluding work performed by the voice response unit vendor;
(ff)	[Reserved.];
(gg)	[Reserved.];
(hh)	In connection with any request by the Funds for books and records in accordance with Sections 2(b) and 2(c), work that is appropriate and reasonable for the Technology Personnel to perform;
(ii)	All work performed in connection with Accounts Conversions as provided in Section 9(h) that is appropriate and reasonable for the Technology Personnel to perform; and
(jj)	Any other technology services as the parties shall mutually agree.
(iv)	“Technology Hours” means (1) the Legacy Technology Hours, (2) effective on the Legacy Technology Hours Exhaustion Date (as defined below), a pro-rated portion of five thousand (5,000) hours calculated as follows 5,000 multiplied by (the number of calendar months remaining, including the month in which the Legacy Technology Hours Exhaustion Date occurs, in the applicable Contract Year following the Legacy Technology Hours Exhaustion Date divided by 12) (the “Technology Hour Proration Period”) or (3) upon the expiration of the Technology Hour Proration Period, five thousand (5,000) hours for each Contract Year thereafter together with any Carryover Technology Hours, in each case, which are available for the performance of Technology Services in a Contract Year. Carryover Technology

Hours will not be subject to expiration or termination for the Initial Term and Renewal Term of this Agreement.

(B)	In the event the Agreement or performance of the Services terminates on a date other than an anniversary of the Service Effective Date, then the term Termination Year means the period commencing on the last Middle Year Commencement Date which precedes the termination of the Agreement or the Services, as appropriate, and ends on the termination date of the Agreement or the Services, whichever occurs later. With respect to such a Termination Year, the number of Technology Hours will be calculated as much as possible in accordance with Section 3(e)(2)(A)(iv) but prorated over the portion of the full year represented by the Termination Year. In the event BNYMTI reasonably determines at any time that the number of hours required to perform a Technology Service in accordance with a project timeline exceeds or will exceed the Technology Hours allotted to the particular Technology Service, BNYMTI shall notify the Funds of such in writing and include in such notice a good faith estimate of the additional hours required to perform the Technology Service in accordance with the relevant timeline. In the event BNYMTI reasonably determines at any time that the number of hours required to perform Technology Services planned or scheduled for the remainder of a given Contract Year exceeds or will exceed the Technology Hours available for the remainder of the particular Contract Year, BNYMTI shall notify the Funds of such in writing and include in such notice a good faith estimate of the additional hours required to perform the Technology Services in the given Contract Year. In the event the Funds request in writing that BNYMTI provide Technology Services in excess of the Technology Hours then available, whether in response to a notification from BNYM as described in the preceding two sentences or otherwise: (aa) BNYMTI will engage in commercially reasonable measures as appropriate under the circumstances given its then-current commitments to other transfer agency clients and resource availability to (I) utilize persons employed or subcontracted by BNYMTI at the time of the request to provide the Technology Services for the additional requested hours, or (II) open requisitions for additional personnel in response to the request and fill the open requisitions resulting from such request; provided, however, BNYMTI will not under any circumstances be required to utilize persons employed or subcontracted by BNYMTI at the time of the request to provide the Technology Services for the additional requested hours; and (bb) the Funds will pay for the Technology Services provided upon such request at the rates set forth in the Fee Agreement.
(C)	Technology Hours accrued prior to the execution of this Agreement (“Legacy Technology Hours”) totaling 10,166 hours are carried over to this Agreement. Notwithstanding anything in this Agreement to the contrary, Legacy Technology Hours will be used first and upon exhaustion of all Legacy Technology Hours (such date the “Legacy Technology Hours Exhaustion Date”), Technology Hours available pursuant to the Technology Proration Period will be available. Effective upon the commencement of the next full Contract Year, Technology Hours will be available.

(D)	After the Legacy Technology Hours have been exhausted, Technology Hours not used in a given Contract Year shall carry over to the following Contract Year in an amount not to exceed the lesser of (i) remaining Technology Hours as of the Contract Year end date multiplied by five percent (5%) or (ii) two-hundred-fifty hours (250) (“Carryover Technology Hours”). Any Carryover Technology Hours shall be added to the Technology Hours available in the following Contract Year and shall be applied towards the performance of Technology Services. For the avoidance of doubt, Carryover Technology Hours will be determined based on the amount of unused Technology Hours as of the applicable Contract Year end date.
(E)	[Reserved.]
(F)	BNYMTI will provide the Funds with monthly reports regarding the performance of Technology Services, the form and content of which to be mutually agreed upon by BNYMTI and the Funds.

(3)           The development of any transmission protocols and custom non-transmission interface protocols inbound and outbound interfaces shall be subject to the provisions of, as applicable, Section 1(d) or Section 3.1 of Sub- Agreement.

(f)            Cash Administration Services.

(1)           BNYMTI shall establish demand deposit or other appropriate accounts in its own name for the benefit of the Funds at BNY Mellon Bank or, with the consent of the Funds not to be unreasonably withheld, delayed or conditioned, at another depositary institution (“Third Party Institution”), which may be an affiliate of BNYMTI (“Affiliated Third Party Institution”), for the purpose of administering monies received by BNYMTI in the course of performing its services hereunder, as set forth in subsection (2) below (“Service Accounts”). In addition, during the term of this Agreement, BNYMTI shall interface with the Fund Custodian in all respects as are reasonably necessary for the provision of other cash management services to the Funds related to the processing of Fund shareholder redemption drafts.

(2)           In accordance with the Written Procedures, BNYMTI will perform the following cash management services:

(A)	BNYMTI will provide for the acceptance of payment for the purchase of Shares tendered by financial intermediaries, Fund shareholders and other investors in the Funds. BNYMTI will cause monies it receives for such purchases through NSCC settlement procedures, by wire transfer and by

ACH transfer to be deposited into the Service Accounts. BNYMTI will deposit personal checks it receives for such purchases into the Service Accounts for customary check clearance activities by the Service Account Bank (as defined below). BNYMTI will transfer monies it receives in the Service Accounts resulting from the purchase of Shares from the Service Accounts to the Fund Custodian for deposit into the custody account of the Fund established with the Fund Custodian pursuant to the custody agreement between the Fund Custodian and the Fund (“Custody Account”).

(B)	BNYMTI will cause to be accepted into the Service Accounts monies transferred to BNYMTI by the Fund Custodian drawn by the Custodian from the Custody Account and will disburse such monies from the Service Accounts in accordance with the related instructions it receives in good order, including without limitation disbursements in connection with redemptions of Shares by Fund shareholders, cash distributions effected by the Funds, such as dividend payments and capital gains distributions, payments of state and federal withholding tax obligations, and payments due Dealers, such as commissions and 12b-1 fees.

(3)           Service Accounts utilized for the payment of state and federal withholding tax obligations may be omnibus accounts in which the assets of all mutual fund clients of BNYMTI are commingled. Service Accounts utilized for other cash management services may be omnibus accounts in which the assets of all Funds are commingled. An institution at which a Service Account is maintained is referred to herein as a “Service Account Bank”.

(4)           BNYMTI shall be permitted to sweep funds from the Service Accounts into investment accounts at BNY Mellon Bank or a Third Party Institution, including Affiliated Third Party Institutions, and to retain for its own account any income earned from such sweep and may retain for its own account any balance credits issued with respect to the monies in the Service Accounts, in each case to the extent that such income or balance credits are in excess of the Account Credit (as defined in the Revised Fee Agreement) for a calendar month pursuant to Section 3(f)(7)(A) calculated as if any such funds swept from the Service Accounts had remained in the Service Accounts rather than being swept into investment accounts at BNY Mellon Bank or a Third Party Institution. The Funds acknowledge that BNYMTI, BNYM, BNY Mellon Bank and Affiliated Third Party Institutions may derive a benefit from the monies deposited with or swept into, respectively, BNY Mellon Bank or an Affiliated Third Party Institution to the extent BNY Mellon Bank or an Affiliated Third Party Institution, as appropriate, is able to use such monies in its business operations.

(5)           The Funds acknowledge and agree that the execution by each Fund of the letter agreement attached hereto as Schedule F shall constitute a condition precedent to the effectiveness of this Agreement.

(6)           For so long as and to the extent permitted by BNY Mellon Bank under BNYM’s agreement with BNY Mellon Bank permitting BNYMTI to access and use of certain banking software applications made available by BNY Mellon Bank (“Bank Applications”), and to the extent each Bank Application is made available to BNYM by BNY Mellon Bank, BNYMTI will forward to BNY Mellon Bank requests for security codes for personnel of the Funds to access and use the Bank Applications on a view-only basis. BNYMTI shall have no duties, obligations or liabilities to the Funds with respect to the Bank Applications other than that stated in the immediately preceding sentence and BNYM makes no representations or warranties with respect to the Bank Applications. The Funds shall comply with all requirements imposed by BNY Mellon Bank with respect to use of the Bank Applications. The Funds will indemnify BNYMTI for any Loss incurred by BNYMTI which arises from the Funds’ use of Bank Application security codes, the Funds’ access to and use of the Bank Applications or any claim asserted against BNY Mellon Bank, other than by a Fund, relating to the Funds’ access to and use of the Bank Applications.

(g)           Maintenance of Check Stocks. BNYMTI agrees to establish and maintain, whether directly or through a subcontractor, facilities and procedures reasonably acceptable to the Funds for the storage of check stock.

(h)           Omnibus Transparency Services. Upon request of a Fund, BNYMTI will carry out certain information requests, analyses and reporting services as mutually agreed upon, in support of a Fund’s obligations under Rule 22c-2(a)(2) and (3) under the 1940 Act.

(i)             Short Term Trade Monitoring. BNYMTI will provide the Funds with periodic reports on trading activity in each Fund including shareholder identity and transaction information where BNYMTI has such account level information, based on parameters provided to BNYMTI by the Funds from time to time on behalf of each Fund at least thirty (30) days in advance of the first date that the parameters are to apply for purposes of a periodic report. The services to be performed by BNYMTI for the Funds, hereunder, shall consist solely of providing for the aforesaid periodic reports and BNYMTI shall have no other responsibility, including without limitation no responsibility for monitoring or reviewing market-timing activities. Upon Written Instruction from the Funds, BNYMTI will implement a short-term trading redemption fee based upon parameters provide to BNYMTI by the Funds. The Funds shall instruct BNYMTI as to any account it has determined to be exempt from such fee. The Funds, no less than once a year, will review the list of exempt accounts and instruct BNYMTI of any changes to an account’s exempt status. BNYMTI shall report to the Funds any known exceptions to such instructions.

(j)             Service Levels.

BNYMTI and the Funds shall enter into a service level agreement (the “SLA”) wherein the parties will agree on certain service levels (“Service Levels”) pursuant to which BNYMTI’s performance of the Services will be measured. The Service Levels shall be performed in accordance with the terms and conditions of this Agreement and such additional terms as may be specified in the SLA with respect to each Service Level. BNYMTI shall perform its obligations under the SLA and cause its third party providers to do likewise.

(k)           [Reserved.]

(l)             Rule 38a-1 Program. BNYMTI will maintain written policies and procedures reasonably designed to prevent violations by BNYMTI of the Federal Securities Laws, as that term is defined in Rule 38a-1, adopted by the SEC under the 1940 Act (“Rule 38a-1”). Pursuant to its compliance program, BNYMTI will provide periodic measurement reports to the Funds and their Chief Compliance Officer. BNYMTI will provide to the Funds in connection with any periodic annual or semi-annual shareholder report filed by a Fund and, if requested by the Funds, a sub- certification that is consistent with requirements set forth in the Sarbanes-Oxley Act of 2002 relating to BNYMTI’s performance of the Services and BNYMTI’s related internal controls. In addition, on a quarterly basis, BNYMTI will provide to the Funds on behalf of each Fund a certification describing BNYMTI’s compliance with Rule 38a-1 for the applicable period. BNYMTI will provide the Funds with access to the Rule 38a-1 policies and procedures and will provide such explanations of the Rule 38a-1 policies and procedures as the Funds may reasonably request. BNYMTI reserves the right to amend and update its written policies and procedures in order to address changing regulatory and industry developments, and will notify the Funds of any such changes in a timely manner.

(m)          Notification of Changes in Certain Laws. To the extent that BNYMTI monitors developments in the Securities Laws and communicates such developments in writing to clients who utilize services potentially impacted by particular developments in the Securities Laws, BNYMTI will distribute such written communications to the Funds. BNYMTI will provide the Funds with access to the shareholder transaction requirements manual maintained by BNYMTI for transaction processing (“STRM”) and will advise the Funds of changes made to the STRM by a communication method mutually agreed upon by the Funds and BNYMTI.

4.              Confidentiality.

(a)            Each party shall keep the Confidential Information (as defined in subsection (b) below) of the other party in confidence and will not use or disclose or allow access to or use of such Confidential Information except in connection with the activities contemplated by this Agreement or as otherwise expressly agreed in writing. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party. In complying with the first sentence of this subsection (a), each party will use the same degree of care it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care.

(b)           Subject to subsections (c), (d) and (e) below, “Confidential Information” means (i) this Agreement and its contents, all compensation agreements, arrangements and understandings (including waivers) respecting this Agreement, disputes pertaining to the Agreement, and information about a party’s exercise of rights hereunder, performance of obligations hereunder or other conduct of a party in connection with the Agreement, (ii) information and data of, owned by or about a disclosing party, a Fund, or their respective Affiliates, customers, shareholders or subcontractors that may be provided to the other party or become known to the other party in the course of the relationship established by this Agreement, regardless of form or content, including but not limited to (A) competitively sensitive material, and not generally known to the public, including, but not limited to, studies, plans, reports, surveys, summaries, documentation and analyses, regardless of form, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of BNYMTI or a Fund, their respective subsidiaries and Affiliates and the customers, clients and suppliers of any of them; (B) scientific, technical or technological information, a design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords BNYMTI or a Fund, a competitive advantage over its competitors; (C) a confidential or proprietary concept, documentation, report, data, specification, computer software, source code, object code, flow chart, database, invention, know how, trade secret, whether or not patentable or copyrightable; (D) information related to security, disaster recovery, business continuity and any other operational plans, procedures, practices and protocols, (E) anything designated as confidential, and (F) Personal Information (as defined in Section 5 below), and (iii) to any extent not included within clause (i) or clause (ii) above, with respect to BNYMTI, the Proprietary Items (as defined in Schedule A), and, with respect to the Funds, Company Data (as defined in Schedule A).

(c)            Information or data that would otherwise constitute Confidential Information under subsection (b) above shall not constitute Confidential Information to the extent it:

(i)	is already known to the receiving party at the time it is obtained;
(ii)	is or becomes publicly known or available through no wrongful act of the receiving party;
(iii)	is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality;
(iv)	is released by the protected party to a third party without restriction; or
(v)	has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

(d)           To the extent required by Applicable Law or by lawful order or requirement of a court or governmental authority having competent jurisdiction over the receiving party, the receiving party may disclose Confidential Information, including Personal Information, in accordance with such law or order or requirement, subject to the following conditions: As soon as possible after becoming aware of such law, order or requirement and prior to disclosing Confidential Information, including Personal Information, pursuant thereto, the receiving party will so notify the disclosing party in writing and, if possible, the receiving party will provide the disclosing party notice not less than five (5) Business Days prior to the required disclosure. The receiving party will use reasonable efforts not to release Confidential Information, including Personal Information, pending the outcome of any measures taken by the disclosing party to contest, otherwise oppose or seek to limit such disclosure by the receiving party and any subsequent disclosure or use of Confidential Information, including Personal Information, that may result from such disclosure; provided, however, the receiving party shall not be required to withhold disclosure on the final day by which disclosure is required by the particular law, order or requirement if the disclosing party has not obtained an order restraining or otherwise blocking the law, order or requirement. The receiving party will provide commercially reasonable cooperation and assistance to the disclosing party, at the disclosing party’s expense, regarding such measures. Notwithstanding any such compelled disclosure by the receiving party, such compelled disclosure will not otherwise affect the receiving party’s obligations hereunder with respect to Confidential Information, including Personal Information, so disclosed.

(e)            For clarification: the Funds may, pursuant to the first and third sentences of Section 4(a), disclose BNYMTI’s Confidential Information to a Fund’s Board of Directors/Trustees and to its and

their respective auditors and attorneys, provided each recipient has agreed, or is otherwise subject to a duty, to maintain the confidentiality and use restrictions thereof in accordance with this Agreement and the Funds otherwise comply with the third sentence of Section 4(a).

(f)            The provisions of this Section 4 shall survive termination of this Agreement for a period of three (3) years after such termination.

5.              Privacy.

(a)            “Personal Information” means the following information about past, present or future shareholders of the Funds that are individuals: names, signatures, dates of birth, addresses, telephone numbers, account numbers, social security numbers, financial data and transaction information (“Personal Data”) solely to the extent such information is received by BNYMTI from or on behalf of a Funds in connection with BNYMTI’s performance of the Services and is necessary to the performance of the Services. In the event Personal Data not necessary to the performance of the Services is received by BNYMTI (“Unnecessary Personal Data”) and is integrated with Personal Information, BNYMTI shall be bound by the same duties with respect to the Unnecessary Personal Data as it is with respect to the integrated Personal Information. In other circumstances BNYMTI will be bound by such duties with respect to the Unnecessary Personal Data only upon becoming aware that such information consists of Personal Data.

(b)           BNYMTI agrees that all Personal Information is, and shall be considered, confidential and proprietary to the Funds. BNYMTI may disclose Personal Information to subcontractors that have undergone BNYMTI’s vendor approval process, that are performing services for BNYMTI directly related to the Services, and that are bound by written agreement to use and disclosure restrictions at least as protective as those set forth herein as well as its Affiliates. Except as provided by the immediately preceding sentence or as otherwise provided for in this Agreement, BNYMTI shall not disclose Personal Information to any third party, nor permit any third party to have access to any Personal Information, for any purpose. BNYMTI shall not use Personal Information, nor shall BNYMTI duplicate Personal Information or retain records thereof, except as necessary to perform its obligations hereunder. BNYMTI shall comply with all Applicable Law relating to the Personal Information. BNYMTI agrees to implement and maintain appropriate security measures to protect “personal information”, as that term is defined under Applicable Law.

(c)            Information Security Program.

(1)           BNYMTI shall implement and maintain a comprehensive written information security program applicable to the Personal Information (“Information Security Program”) which shall include commercially reasonable measures, including, as appropriate, policies and procedures and technical, physical, and administrative safeguards that are consistent with industry standards, providing for (i) the security and confidentiality of the Personal Information, (ii) protection of the Personal Information against reasonably foreseeable threats or hazards to the security or integrity of the Personal Information, (iii) protection against unauthorized access to or use of or loss or theft of the Personal Information, and (iv) appropriate disposal of the Personal Information. Without limiting the generality of the foregoing, the Information Security Program shall provide for (i) continual assessment and re-assessment of the risks to the security of Personal Information acquired or maintained by BNYMTI and its agents and contractors in connection with the Services, including but not limited to (A) identification of internal and external threats that could result in unauthorized disclosure, alteration or destruction of Personal Information and systems used by BNYMTI and its agents and contractors, (B) assessment of the likelihood and potential damage of such threats, taking into account the sensitivity of such Personal Information, and (C) assessment of the sufficiency of policies, procedures, information systems of BNYMTI and its agents and contractors, and other arrangements in place, to control risks; and (ii) appropriate protection against such risks.

(2)           The Information Security Program shall conform to requirements imposed by BNYM Corporation under BNYM Corporation’s information security policies and standards (“BNYM Information Security Policies”).

(3)           The Information Security Program shall require encryption of any Personal Information in electronic format while in transit or in storage, and enhanced controls and standards for transport and disposal of physical media containing Personal Information. BNYMTI shall, and shall require its agents and contractors who access or use Personal Information or Confidential Information to, regularly test key controls, systems and procedures relating to the Information Security Program (“ISP Tests”). BNYMTI shall advise the Funds of any material issues identified in the ISP Tests potentially affecting the Information Security Program.

(4)           BNYMTI shall comply with its Information Security Program.

(d)           BNYMTI shall notify the Funds of any unauthorized use, disclosure, acquisition, modification, or destruction of Personal Information, unauthorized access to Personal Information, or loss of Personal Information (each, a “Security Breach”) promptly after determining a Security Breach has occurred. In the event of a declared Security Breach, BNYMTI will (i) promptly notify the Funds, (ii) provide updates to the Funds regarding BNYM’s response, (iii) work in good faith with the Funds to determine each firm’s responsibilities following a Security Breach as required under Applicable Law and (iv) use reasonable efforts to implement measures designed to prevent a reoccurrence of Security Breaches of a similar nature. Notwithstanding Section 11(e), BNYMTI will, to the extent the Security Breach presents a credible risk of identity theft and is requested by the Funds, or if required by Applicable Law, notify Fund shareholders of the Security Breach and provide one year of free credit monitoring service to affected Fund shareholders or such longer period of credit monitoring as may be required by Applicable Law, or BNYMTI will reimburse the Funds for expenses related to credit monitoring service incurred by the Funds.

(e)            In the event that BNYMTI commits a material breach of any of BNYMTI’s material obligations under Section 4 or Section 5 with regard to Personal Information, the Funds may terminate the Agreement immediately at any time thereafter. BNYMTI’s obligations under Section 4 or Section 5 with regard to Personal Information shall survive the termination of the Agreement with respect to any Personal Information that remains in the possession of BNYMTI.

(f)            At the time of termination of Services under this Agreement, BNYMTI shall provide the Funds with copies of all Personal Information that the Funds requests be provided. BNYMTI will maintain chain of custody procedures and require that any Personal Information requiring disposal be rendered inaccessible, cleaned or scrubbed from such hardware and/or media using industry recognized methods. BNYMTI shall retain no copies thereof, except for the period prior to scheduled destruction under its Information Security Program, provided that if BNYMTI is required by law to retain a copy of any Personal Information, BNYMTI will retain the Personal Information only for the time required, and disclose it only as required by law, after which it shall destroy it in accordance with its Information Security Program. The terms of this Agreement regarding the protection of Personal Information shall apply until the Personal Information is destroyed. BNYMTI will upon request certify in writing the destruction of Personal Information that has occurred as of the time of the request.

(g)           BNYMTI agrees to include in a written agreement with any agent or subcontractor to whom it provides access to Personal Information confidentiality obligations with respect to such Information that are at least as restrictive as those that apply through this Agreement to BNYMTI. BNYMTI shall enforce all such agreements with its agents and subcontractors.

(h)           In addition to any other rights the Funds may have under this Agreement or at law, since unauthorized use or disclosure of Personal Information may result in immediate and irreparable injury for which monetary damages may not be adequate, in the event that BNYMTI or any officer, director, employee, agent, or subcontractor of BNYMTI uses or discloses, or in the Funds’ sole opinion is likely to use or disclose, Personal Information in breach of BNYMTI’s obligations hereunder, the Funds shall be entitled to equitable relief, including temporary and permanent injunctive relief and specific performance. The Funds shall also be entitled to the recovery of any pecuniary gain realized by BNYMTI from the unauthorized use or disclosure of Personal Information.

6.              Audits; Questionnaires.

(a)            Subject to the further provisions of this Section 6, a reasonable number of representatives of the Funds will have the right, upon not less than thirty (30) days advance written notice and during normal weekday business hours, and subject to BNYMTI’s reasonable security requirements, to (i) inspect BNYMTI’s premises where the Services and related operations are performed, including the data centers in use at the time and any other location where servers and computer hardware are used by BNYMTI in performing the Services or are used by its Affiliate in providing any Services or part thereof on behalf of BNYMTI, (ii) audit and examine on-site any books and records required to be maintained by BNYMTI in connection with the performance of its obligations under this Agreement (“Agreement Records”), and (iii) audit and examine the books and records of BNYMTI directly relating to Section 3(d)(2) (subject to redaction for data or information that is confidential or proprietary to BNYMTI but not detracting from the Funds’ ability to audit compliance), all as reasonably requested by the Funds to verify BNYMTI’s compliance with the terms of this Agreement. Inspections by the Funds with respect to BNYMTI's Information Security Program shall be limited to (x) discussions of BNYMTI’s Information Security Program with BNYMTI’s subject matter experts, (y) review of summaries of BNYMTI’s policies and procedures relating to the security of Personal Information, and (z) such other actions as the Funds reasonably determine to be necessary or appropriate in order for the Funds and their Chief Compliance Officer to comply with the requirements of Rule 38a-1, including the review of (non-summarized) policies and procedures as contemplated by Section 3(l) of this Agreement. Such inspections, audits or examinations (“BNYMTI Audits”) may occur (i) annually; or (ii) with such greater frequency as may be “commercially reasonable” (as defined below); and may include the assistance of auditors associated with a firm of certified independent public accountants (“Third Party Auditor”) reasonably acceptable to BNYMTI and, where applicable, may cover BNYMTI’s oversight program for contractors or subcontractors utilized by BNYMTI in connection with the particular

Services being audited. BNYMTI acknowledges and agrees that BNYMTI Audits covering different subjects may be conducted at different times during the year. “Commercially reasonable” for purposes of the foregoing sentence means the Funds have reasonable grounds to believe that BNYMTI is not materially complying with a term of this Agreement, the Funds notify BNYMTI in reasonable detail of such belief in writing, and the Funds conduct a BNYMTI Audit only of such portions of the premises and Agreement Records as are relevant to the cited noncompliance. BNYMTI shall cooperate with the Funds to take commercially reasonable measures to mitigate any material risks the Funds may identify.

(b)           Subject to the further provisions of this Section 6, and BNYMTI’s reasonable security requirements, BNYMTI will give regulatory authorities with jurisdiction over the Funds (“Regulators”), upon reasonable advance written notice and during normal weekday business hours, the ability to inspect the premises and operations of BNYMTI and Agreement Records (collectively with BNYMTI Audit, “Audit”).

(c)            Subject to the further provisions of this Section 6, BNYMTI will cooperate, and, where appropriate, will use its best efforts to require its contractors and subcontractors to cooperate, in the Audits, making available the information reasonably requested by the Funds, Third Party Auditors or Regulators in connection with the Audit and reasonably appropriate to the scope of the Audit, as determined by reference to Section 6(a), when appropriate, and to conduct discussions with relevant personnel that are also appropriate to the permitted scope of the Audit regarding BNYMTI's compliance with its obligations under this Agreement. BNYMTI and any Affiliate who provides any Services or part thereof on behalf of BNYMTI shall be so obligated to cooperate to the extent (i) the Funds provide reasonable advance written notice of the date an Audit is to commence and the nature and scope of the Audit to the extent known by the Funds, (ii) the Audit does not significantly interfere with or disrupt the normal business operations of BNYMTI or, where applicable, a particular Affiliate of BNYMTI, and (iii) personnel of Third Party Auditors, who in the sole judgment of BNYMTI will have access to customer, confidential, proprietary or other privileged information of BNYMTI, execute confidentiality agreements containing terms similar to those that apply to the Funds as set forth in this Agreement, or are bound by confidentiality obligations similar to those that apply to the Funds as set forth in this Agreement or are otherwise reasonably satisfactory to BNYMTI. BNYMTI shall not, however, be required to divulge any information that is prohibited by law or by a confidentiality agreement with a third party. All nonpublic information disclosed by BNYMTI in connection with an Audit shall be deemed confidential and proprietary information of BNYMTI and shall not be disclosed by the Funds or its Third Party Auditors to any third party without BNYMTI’s prior written consent. The Funds shall use reasonable efforts to ensure that any such information disclosed to a Regulator is afforded confidential treatment.

(d)           BNYMTI shall comply with the Funds’ reasonable requests for in-person or telephonic meetings to discuss, or written responses to information requests and questionnaires regarding, the Services, the Information Security Program, security measures, business recovery plans, and compliance with terms of the Agreement.

7.              Cooperation with Accountants. BNYMTI shall cooperate with the independent public accountants for each Fund and shall take commercially reasonable measures to furnish or to make available to such accountants’ information relating to this Agreement and BNYMTI’s performance of the obligations hereunder as requested by such accountants and necessary for the expression of their opinion.

8.              Disaster Recovery.

(a)            BNYMTI will implement business continuity and disaster recovery plans (“BCP”) designed to minimize interruptions of service and ensure recovery of systems and applications used to provide the Services. Such plans shall cover the facilities, systems, applications and employees that are critical to the provision of the Services, and will be tested at least annually to validate that the recovery strategies, requirements and protocols are viable and sustainable. Summaries of BNYMTI’s disaster recovery plans pertinent to the Services provided under this Agreement, which shall address BNYMTI’s ability to render services under this Agreement during and after a significant business disruption, including the availability to BNYMTI of back-up services and redundancies will be provided to the Funds upon written request. BNYMTI reserves the right to edit or update its disaster recovery plans as needed from time to time, without notice, so long as the changes do not materially compromise BNYMTI’s ability to maintain services in accordance with this Agreement.

(b)           BNYMTI will have and operate a primary/production site and a secondary/backup site (each, a “Service Site”). The Service Sites will be located in geographically separate regions in accordance with industry standard contingency and disaster recovery practices. The secondary/backup Service Site shall have equipment, systems, connectivity, services, and any other infrastructure and resources necessary for continuation of the delivery of Services (including hardware and software, network connectivity, power supplies, backup generators and other similar equipment and services), that operate independently of the primary/production Service Site. BNYMTI may, in its sole discretion, implement its BCP following the occurrence of an event that significantly interrupts the delivery of significant Services from primary Service Site. The Funds shall not bear the costs related to the maintenance or operation of the backup Service Sites or the transfer of the delivery of Services between Service Sites. Once the primary Service Site has recovered, it shall again be used to provide the Services herein with no loss of time and at no additional cost to the Funds.

9.              Fees and Expenses.

(a)            As compensation for services rendered by BNYMTI during the term of this Agreement, the Funds will pay to BNYMTI such fees and charges (the “Fees”) as may be agreed to from time to time in writing by the Funds and BNYMTI (the “Fee Agreement”). In addition, the Funds agree to pay, and will be billed separately in arrears for, reasonable expenses incurred by BNYMTI in the performance of its duties hereunder as specified in the Fee Agreement (“Reimbursable Expenses”). In addition, any other expenses incurred by BNYMTI at the request or with the consent of an Authorized Person will be promptly reimbursed by the Funds.

(b)           Except as otherwise expressly provided in this Agreement or in the Fee Agreement, the prices specified in the Fee Agreement include: (i) all employee taxes and unemployment insurance relating to BNYM employees, and (ii) the cost of making, securing and maintaining all BNYMTI’s applications, licenses, permits, approvals, consents, authorizations, registrations, certificates, audits performed by BNYMTI of BNYMTI’s operations as part of BNYMTI’s audit or compliance program (but not audits performed at the specific request of the Funds or by the Funds or any other party at the Funds’ request or as a result of the Funds’ relationship with such party (including without limitation regulators of the Funds)) necessary to perform and provide the Services.

(c)            In connection with BNYMTI’s performance of transfer agency services, each Fund acknowledges and agrees that:

(iii)	BNYMTI in its role as transfer agent may be notified of a Fund payment obligation that BNYMTI as transfer agent is expected to satisfy, such as a same-day settlement obligation with the NSCC, by forwarding payment to the NSCC or other obligee, but the amount required to satisfy the particular payment obligation of the Fund may exceed the amount of funds then available for transfer in the relevant Service Accounts (such excess amount if transferred by BNYMTI being hereinafter referred to as an “Overdraft Amount”);

(ii)       BNYMTI is not obligated to transfer any funds representing Overdraft Amounts and may in its sole discretion decline without liability hereunder to transfer funds representing Overdraft Amounts;

(iii)       Notwithstanding the absence of an obligation to do so, BNYMTI may elect to transfer funds representing Overdraft Amounts (from sources other than the Service Accounts) as a courtesy to a Fund and to maintain BNYMTI’s good standing with the NSCC and other participants in the financial services industry and that by electing to transfer funds representing Overdraft Amounts BNYMTI does not, even if it has transferred such funds as part of a regular pattern of conduct, waive any rights under this Section 9(c) or assume the obligation it has expressly disclaimed in clause (ii) above and BNYM may at any time in its sole discretion and without notice decline to continue to make such transfers;

(iv)       A Fund is at all times obligated to pay to BNYMTI an amount of money equal to the Overdraft Amounts that have not been offset by credits posted to the relevant Service Account subsequent to the transfer of the Overdraft Amount and such amounts are payable, and shall be paid, together with such accrued interest as may be charged by BNY Mellon Bank in accordance with the Custody Agreement, by the Fund immediately upon demand by BNYMTI, except that, to the extent the Fund repays outstanding Overdraft Amounts and any accrued interest to BNY Mellon Bank pursuant to the eighth paragraph of Schedule D in the Sub-Agreement, the Fund’s obligation to repay that amount to BNYMTI pursuant to this Section 9(c)(iv) shall be deemed satisfied; and

(v)       Simultaneously with the execution of this Agreement the Funds will execute the letter agreement attached hereto as Schedule F with BNY Mellon Bank as an Affiliated Third Party Institution in which one or more Service Accounts will be established and as the Fund Custodian.

(d)           [Reserved.]

(e)            [Reserved.]

(f)            Each Fund hereby represents and warrants to BNYMTI that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to BNYMTI or to the adviser or sponsor to the Funds in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, upfront payments, signing payments or periodic payments made or to be made by BNYMTI to such adviser or sponsor or any affiliate of the Funds relating to this Agreement have been fully disclosed to the Board of Directors/Trustees of the relevant Fund and that, if required by Applicable Law, such Board has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(g)           No termination of this Agreement shall cause, and no provision of this Agreement shall be interpreted in any manner that would cause, BNYMTI’s right to receive payment of its fees and charges for services actually performed hereunder up to and including the date of termination, and the fees and charges provided for in Section 13(k) for services performed after such termination date, and the Funds’ obligation to pay such fees and charges, to be barred, limited, abridged, conditioned, reduced, abrogated, or subject to a cap or other limitation or exclusion of any nature.

(h)           The Funds will advise BNYMTI as to the manner Fees and Reimbursable Expenses are to be allocated by among the Funds. BNYMTI agrees to apply the allocation methodology to amounts due it each month, and to reflect such application on monthly invoices.

(i)             [Reserved.]

(j)             Funds with check writing privileges shall pay BNYMTI a monthly charge of $10,000 for the forgery coverage detailed in Section 3(a)(39) to be allocated among the Funds offering such privilege.

10.           Instructions.

(a)            BNYMTI will engage in conduct when so directed by a Written Instruction or an Implementing Communication if the Written Instruction or an Implementing Communication, as appropriate, complies with applicable requirements set forth in this Section 10.

(1)           Written Instructions. Notwithstanding any other provision of this Agreement: (A) unless the terms of this Agreement, Written Procedures or other written agreement between the Funds and BNYMTI expressly provide, in the reasonable discretion of BNYMTI, all requisite details and directions for it to take a specific course of conduct, BNYMTI may, prior to engaging in a course of conduct on a particular matter, whether the course of conduct is proposed by or otherwise originates with BNYMTI or is directed by a Fund in a Fund Communication, require the applicable Fund to provide it with Written Instructions with respect to the particular conduct, and (B) BNYMTI may also require Written Instructions with respect to conduct specified in a Fund Communication if it reasonably determines that the Agreement, Written Procedures or other written agreement between the Funds and BNYMTI provides for a Fund to furnish a Written Instruction in connection with the specified conduct.

(2)           Implementing Communications. “Implementing Communication” means Fund Communications that are not a Written Instruction and that BNYMTI has determined in accordance with clause (i) above are not required in whole or in part to be the subject of a Written Instruction.

(b)           Subject to the right of BNYMTI to require in accordance with Section 10(a)(i) that conduct directed by a Fund Communication be provided in a Written Instruction, BNYMTI reserves the right to decline to act in accordance with a Fund Communication:

(1)           for a Bona Fide Reason; or

(2)           if the Fund Communication (or contents thereof) does not constitute in all material respects, in the sole judgment of BNYMTI exercised reasonably, a “Standard Instruction”, which is hereby defined to mean:

(A)	Written Instructions it receives which direct a course of conduct substantially similar in all material respects to a course of conduct provided for in the Written Procedures, or if the Written Procedures provide for a particular form of instructions to be used in connection with a matter (“Form”), instructions it receives on the Form or Written Instructions conforming in all material respects to the Form in BNYMTI’s reasonable sole judgment.

(c)            Unless the terms of this Agreement or the Written Procedures expressly provide, in the reasonable discretion of BNYMTI, all requisite details and directions for it to take a specific course of conduct, BNYM may, prior to engaging in a course of conduct on a particular matter, require Written Instructions with respect to the matter. BNYMTI may in its reasonable discretion decline to follow any course of conduct contained in an Instruction that is not a Standard Instruction (such course of conduct being a “Non-Standard Instruction”) for a bona fide legal, commercial or business reason (“Bona Fide Reason”), including by way of example and not limited to the following: (i) the course of conduct is not consistent or compliant with, is in conflict with, or requires a deviation from an Industry Standard, (ii) the course of conduct is not reasonably necessary or appropriate to or consistent with the services contemplated by this Agreement, (iii) the course of conduct requires a deviation from Written Procedures, (iv) the course of conduct is in conflict or inconsistent with or violates a law, rule, regulation, or order or legal process of any nature, (v) the course of conduct is in conflict or inconsistent with or will violate a provision of this Agreement, or (vi) the course of conduct imposes on BNYMTI a risk, liability or obligation not contemplated by this Agreement, including without limitation sanction or criticism of a governmental, regulatory or self- regulatory authority, civil or criminal action, a loss or downgrading of membership, participation or access rights or privileges in or to organizations providing common services to the financial services industry, out-of-pocket costs and expenses the Funds do not agree to reimburse, requires performance of a course of conduct customarily performed pursuant to a separate service or fee agreement, requires a material increase in required resources, or is reasonably likely to result in a diversion of resources, disruption in established work flows, course of operations or implementation of controls, or (vii) BNYMTI lacks sufficient information, analysis or legal advice to determine that the conditions in clauses (iv) and (vi) do not exist.

(d)           Notwithstanding the right reserved to BNYMTI by subsection (c) above:

(i)	BNYMTI shall in good faith consider implementing a Non-Standard Instruction if a Fund agrees in a prior written authorization to reimburse BNYMTI for the costs and expenses incurred in consulting with and obtaining advice, work product or other support from internal and external resources associated with the development and implementation of an operational structure and related controls required to perform the Non-Standard Instruction. Each Fund acknowledges and agrees that BNYMTI may assess additional fees and charges it reasonably establishes to perform and implement Non-Standard Instruction(s).
(ii)	Following completion of all required elements described in 10(d)(i) above, BNYMTI may, in its reasonable discretion, as an accommodation and not pursuant to any obligation, agree to follow a Non-Standard Instruction if it subsequently receives a Written Instruction containing terms satisfactory to it in its reasonable discretion, including without limitation terms constituting additional agreements with respect to fees, charges, and expenses, terms constituting appropriate warranties, representations and covenants, and terms specifying with reasonable particularity the course of conduct constituting the Non-Standard Instruction.

(iii)	Notwithstanding this Section 10(d), BNYMTI reserves the right following receipt of a Non-Standard Instruction to decline to perform the Non-Standard Instruction for a Bona Fide Reason.

(e)            BNYMTI will also not be obligated to act on any Instruction with respect to which it has reasonable uncertainty about the meaning of the Instruction or which appears to conflict with another Instruction. BNYMTI will promptly advise the applicable Fund if it has uncertainty about the meaning of an Instruction or if it appears to conflict with another Instruction, but BNYMTI will have no liability for any delay between issuance of the initial Instruction and its receipt of a clarifying Instruction.

(f)            In addition to any other provision of this Agreement that may be applicable to a particular Instruction, BNYMTI may include in a form of instruction constituting a Standard Instruction, in addition to appropriate functional terms and provisions, indemnification terms that are substantially similar in all material respects to indemnification terms of this Agreement and representations and covenants that BNYMTI reasonably believes to be appropriate due to risks, liabilities or obligations incurred by or on it by virtue of acting in an agency capacity for the Funds or imposed on it by law, regulation, or governmental, regulatory or self-regulatory authority by virtue of its agency conduct. In addition, except where a third party is acting on behalf of or for a Fund in accordance with a Written Instruction, a Written Procedure or this Agreement, BNYMTI may require a third party who purports to be authorized to act on behalf of or for a Fund in connection with this Agreement to execute an instrument containing terms determined by BNYMTI to be reasonable under the circumstances or may require the Fund to provide Written Instructions regarding the third party and its activities.

(g)           BNYMTI shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, truthfulness or accuracy or lack thereof, or genuineness or lack thereof of any Instruction (Standard Instructions and Non-Standard Instructions), direction, notice, instrument or other information or communication from a Fund which BNYMTI reasonably believes to have been given by the Fund (“Fund Communication”). BNYMTI shall have no liability for engaging in a course of conduct in accordance with any of the foregoing provided it otherwise acts in compliance with this Agreement. BNYMTI shall be entitled to rely upon any Instruction it receives from an Authorized Person or from a person BNYMTI reasonably believes to be an Authorized Person relating to this Agreement. BNYMTI may assume that any Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents of a Fund or this Agreement or of any vote, resolution or proceeding of a Fund’s Board of Directors/Trustees or of the Fund’s shareholders.

(1)           BNYMTI may conclusively presume that a Fund Communication has been properly authorized (i) if received by BNYMTI via an electronic transmission method authorized by BNYMTI requiring use of user IDs, passwords, authorization codes, authentication keys or other security mnemonics (“Security Codes”), or (ii) if received by facsimile, email, or other electronic method not requiring Security Codes at a number or address that has been authorized by BNYMTI.

(h)           BNYMTI shall be obligated to engage in conduct pursuant to instructions from a Fund only if the instructions are Written Instructions (and otherwise comply with this Section 10). BNYMTI may, however, in its discretion, agree to engage in conduct pursuant to Oral Instructions (that comply with this Section 10) in lieu of Written Instructions with respect to a particular matter under this Agreement. In the event BNYMTI agrees to engage in conduct on the basis of Oral Instructions, the Funds agree, as a condition to BNYMTI’s acceptance of the Oral Instructions, to deliver to BNYMTI, for receipt by 6:30 PM (Eastern Time) on the same Business Day as the day the Oral Instructions were given, or by such later time as agreed to by the recipient of the Oral Instructions with respect to the particular Oral Instructions, Written Instructions which confirm the Oral Instructions, or, if authorized in an email sent by the recipient of the Oral Instructions, instructions contained in an email from an Authorized Person responding to the authorizing email of the recipient of the Oral Instructions (“Email Instructions”) which confirm the Oral Instructions. In the event Written Instructions or Email Instructions, if applicable, confirming Oral Instructions are received late, are never received, or fail to contain terms which confirm the Oral Instructions in all material respects, (i) the validity, authorization and enforceability of the Oral Instructions, all actions, transactions, and conduct occurring as a result of the Oral Instructions, and BNYMTI’s ability to rely on the Oral Instructions shall not be abridged, abrogated, nullified or adversely impacted in any manner; and (ii) BNYMTI’s contemporaneous written memorialization of the Oral Instructions, if any, shall be the controlling Written Instructions in the event confirming Written Instructions or Email Instructions, if applicable, are not received or are received but fail to confirm the Oral Instructions in all material respects.

(i)             In the event facts, circumstances, or conditions exist or events occur, other than due to Breach Conduct (as defined in Section 11(a) below), including without limitation situations contemplated by Section 10(e), and BNYMTI reasonably determines that it must take a course of conduct in response to such situation and must receive an Instruction to direct its conduct, and BNYMTI so notifies the relevant Fund, and the Fund fails to furnish adequate Instructions or unreasonably delays furnishing adequate Instructions (“Response Failure”):

(i)	BNYMTI will first endeavor to utilize internal resources to determine the appropriate course of conduct in response to the situation but will be entitled, at the Funds’ sole cost and expense, to consult with legal counsel or other third parties reasonably determined by BNYMTI to be appropriate to determine the appropriate course of conduct and the Funds will reimburse BNYMTI for reasonable out-of-pocket expenses so incurred upon being invoiced for same; and
(ii)	BNYMTI may implement a course of conduct on behalf of the relevant Fund and BNYMTI will have all rights hereunder with respect to such course of conduct as if such course of conduct was taken pursuant to and contained in Written Instructions. The Funds will pay BNYMTI all fees reasonably charged by BNYMTI, if any, for engaging in the particular course of conduct and reimburse BNYMTI for all reasonably related out-of-pocket expenses incurred upon being invoiced for same.

11.           Terms Relating to Liability.

(a)            Subject to the terms of this Agreement including, without limitation, Section 11(b) below, BNYMTI’s sole and exclusive monetary liability to the Funds under this Agreement, the recovery of which is not otherwise excluded by another provision of this Agreement, shall be for the direct money damages relating to a Loss that is caused by, (i) with respect to BNYMTI’s performance of the Services, conduct constituting intentional misconduct, reckless disregard or negligence (“Breach Conduct”), and (ii) with respect to obligations under this Agreement other than those described in clause (i), for material breaches of this Agreement.

(b)           BNYMTI’s maximum aggregate cumulative monetary liability to the Funds and all persons or entities claiming through the Funds, considered as a whole, for all loss, cost, expense, damages, liabilities and obligations under or related to this Agreement or the Services hereunder, the recovery of which is not excluded by another provision of this Agreement, shall not exceed (i) the Fees actually paid to BNYMTI by the Funds for services provided hereunder during the twenty-four (24) calendar months immediately preceding the last Loss Date (the “Damage Cap”); provided, however, that any financial penalties paid by BNYMTI for the failure to meet a Service Level and any corresponding payment made in respect of such Service Level shall not reduce the amount of the Damage Cap.

(c)            Notwithstanding any other provision, and for all purposes, of this Agreement: Neither party nor its Affiliates shall be liable for any Loss (including Loss caused by delays, failure, errors, interruption or loss of data) or breach hereunder occurring directly or indirectly by reason of any event or circumstance, whether foreseeable or unforeseeable, which despite the taking of commercially reasonable measures is beyond its reasonable control, including without limitation: natural disasters, such as floods, hurricanes, tornados, earthquakes and wildfires; epidemics; action or inaction of civil or military authority; war, terrorism, riots or insurrection; job action by organized labor; interruption, loss or malfunction of utilities, transportation, internet or communications capabilities; or non-performance by third parties (other than subcontractors of BNYMTI for causes other than those described herein) (all and any of the foregoing being an “Event Beyond Reasonable Control”). Upon the occurrence of an Event Beyond Reasonable Control, the affected party shall be excused from any non-performance caused by the Event Beyond Reasonable Control for so long as the Event Beyond Reasonable Control or damages caused by it prevail and such party continues to use commercially reasonable efforts to attempt to perform the obligation so impacted.

(d)           BNYMTI shall not be liable for any Loss arising out of any action, omission or conduct of any prior service provider of a Fund or for any failure to discover any action, omission or conduct of any prior service provider of a Fund that caused or could cause Loss.

(e)            NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, BUT SUBJECT TO THE EXPRESS EXCLUSION TO THIS SECTION 11(e) PROVIDED FOR IN THE LAST SENTENCE OF SECTION 5(e), IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, FOR EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, OR FOR ANY OTHER DAMAGES WHICH ARE NOT DIRECT DAMAGES REGARDLESS OF WHETHER SUCH DAMAGES WERE OR SHOULD HAVE BEEN FORESEEABLE AND REGARDLESS OF WHETHER ANY ENTITY HAS BEEN ADVISED OF

THE POSSIBILITY OF SUCH DAMAGES, ALL AND EACH OF WHICH DAMAGES IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES. FOR PURPOSES OF CLARIFICATION: NO OTHER PROVISION OF THIS AGREEMENT SHALL BE INTERPRETED TO CONDITION, LIMIT, MODIFY, NULLIFY OR OTHERWISE PREVAIL IN WHOLE OR IN PART OVER THIS SECTION 11(e).

(f)            Each party shall have a duty to mitigate damages for which the other party may become responsible, including giving notice of Loss or Breach Conduct which in timing and content is commercially reasonable under the circumstances when such notice would provide the other party with an opportunity to remediate the Loss or Breach Conduct.

(g)           With respect to securities data, files, reports, information and research furnished to BNYMTI by third parties (not delegated duties, subcontracted or otherwise engaged by BNYMTI to perform the services hereunder on its behalf) and included in the BNYM System (“Securities Data”), the Funds acknowledge that BNYMTI makes no warranty concerning the Securities Data and BNYMTI disclaims all responsibility for the Securities Data, including its content, accuracy, completeness, availability or timeliness of delivery, and BNYMTI shall not be liable for Loss caused by Errant Securities Data (as defined below); provided, however, with respect to transaction activity communicated to BNYMTI by the DTCC or NSCC, BNYMTI will maintain commercially reasonable processes and procedures to detect and attempt to resolve rejected transactions. “Errant Securities Data” means Securities Data not being provided to BNYMTI with the content and at the time which is standard for the industry or which is required for or used in the performance of any service provided for in the Agreement.

(h)           If BNYMTI becomes aware of a matter that involves a signature guarantee, signature validation, or any other guarantee or certification regarding a signature, document or instrument, a fraudulent signature, document or instrument, a document or instrument that is alleged to be fraudulently procured, tendered or negotiated, any other matter involving a payment instrument, a payment or funds transfer system, or a payment clearance system, and any other matter that may give rise to a claim for recovery under applicable law or regulation or the rules of an industry utility (such as the NSCC or NACHA), BNYMTI will take commercially reasonable measures to investigate the facts of the matter and upon the conclusion of the investigation provide the Fund with access to all materials and information gathered during the investigation not subject to a confidentiality obligation to third parties and thereafter, as between the Funds and BNYMTI, any further action on behalf of the Funds or a shareholder in connection with the matter investigated shall be the sole and exclusive responsibility of the Funds. BNYMTI shall cooperate reasonably to provide information in its possession at the time in any ongoing investigation conducted by the Fund into such matters.

(i)             BNYMTI shall be entitled to rely on, and engage in conduct based upon, its reasonable interpretation of “Legal Authority” (which is hereby defined to mean all laws and all regulations, rules, legal process and other acts and communications of an official nature of governmental, quasi-governmental bodies, regulatory and self-regulatory bodies) and the analysis and advice of legal counsel, including such reliance and conduct in circumstances when available Legal Authority is in conflict or does not provide unambiguous precedent or guidance. BNYMTI may rely and act in accordance with the analysis and advice of legal counsel that is a reasoned interpretation of Legal Authority, notwithstanding the existence or availability of a differing legal analysis or advice or of different interpretations. For the avoidance of doubt, such conduct is included within the conduct described in clause (b) of Section 12 and the rights described in Section 12 apply in the event a Fund requests that BNYMTI engage in conduct other than in accordance with BNYMTI's reasonable interpretation of Legal Authority or reasoned legal analysis or legal advice and BNYM engages in such conduct.

(j)             (1) Any Loss incurred by any party to the Agreement or its Affiliates or any other party, including a current or former Fund shareholder, as a result of fraud by a Shareholder or other person, including without limitation Loss incurred in connection with any one or more of the events or circumstances described immediately below (“Fraud Loss”), shall, as between BNYMTI and the Funds, be the responsibility and liability of the relevant Fund, if in connection with all related purchase and/or redemption transactions BNYMTI complied in all material respects with the Written Procedures applicable to such transactions (“Applicable Procedures”):

(i)	The acceptance, processing, negotiation or crediting to an account of a payment for the purchase of Shares (whether a check, permissible cash equivalent, ACH transfer, wire transfer or other permissible payment instrument or method) that is (A) subsequently determined or claimed to be fraudulent, unauthorized or otherwise invalid, (B) an electronic funds transfer that is returned, reversed, reclaimed or otherwise withdrawn, or (C) an instrument that is dishonored, rejected or returned after the Fund's hold period on new purchases expires;

(ii)	Multiple deposit, negotiation or other taking possession of the proceeds of a distribution, such as (A) the remote deposit of a check through a “smart phone” or other mobile check-depositing application combined with the cashing of the same check at a check cashing agency, or (B) a shareholder reporting a distribution check as lost, stolen or missing combined with a request for a replacement payment by electronic funds transfer followed by the cashing at a check cashing agency of the check reported lost, stolen or missing; or

(iii)	The receipt in good order and the processing of instructions, whether oral, written, electronic, sent via Internet, automated voice or by other permissible means, regarding the redemption of shares in an account and the distribution of the proceeds of that redemption or any other financial or maintenance transaction, including without limitation changing the bank account of record, that are subsequently claimed to have been given by someone not authorized to issue instructions for that account (including, for avoidance of doubt, instructions given by persons misrepresenting themselves as an account owner or other authorized person who accurately presents required security data elements or otherwise satisfies or complies with security and identity verification protocols).

(k)           No party may assert a claim or cause of action (or, if applicable, commence an arbitration or other alternate dispute resolution proceeding) against BNYMTI or any of its affiliates more than 18 months after such party first becomes aware, or should reasonably have become aware, of the events or occurrences comprising the conduct or alleged conduct upon which the claim, cause of action or dispute resolution proceeding is based.

12.           Indemnification.

(a)            BNYMTI shall not be responsible for, and the Funds agree to indemnify, defend and hold harmless BNYMTI and each affiliate providing any service hereunder or an underlying component thereof in whole or in part on behalf of BNYMTI, and the respective directors, trustees, officers, agents and employees of each (each a “BNYM Indemnified Party”), from all Loss arising directly or indirectly from: (i) third party Claims based on conduct of a Fund; (ii) BNYMTI's response to legal process from third parties compelling testimony or evidence production in connection with a Claim asserted against a Fund or its agents but not BNYMTI, (iii) conduct of BNYMTI as agent of a Fund not involving Breach Conduct in the execution of the conduct, including without limitation conduct required or permitted by this Agreement and conduct taken pursuant to Fund Communications, Written Procedures, Legal Authority, Section 10(i) (Response Failure), or Non-Standard Forms, and (iv) a Fund Error or Errant Securities Data. BNYMTI shall have no liability to any Fund or any person claiming through or for any Fund for any Loss caused in whole or in part by any conduct described in the preceding sentence. A Fund shall not have an obligation to indemnify a BNYM Indemnified Party for any of the foregoing to the extent arising out of BNYMTI’s Breach Conduct. This Section 12 shall survive termination of this Agreement.(b)Subject to and in an amount not to exceed the Damage Cap, BNYMTI shall indemnify and defend each Fund and its affiliates, and its respective directors, trustees, officers, agents and employees, and shall hold the foregoing harmless, for and from those Losses with respect to which BNYMTI is liable to a Fund under Section 11(a) of this Agreement; provided, however, BNYMTI shall have no obligation to indemnify the Funds or any Fund for any such Losses arising out of a Fund’s own bad faith, negligence, or willful misconduct or material breach of this Agreement.

(c)            With respect to third party claims, where a party is entitled to indemnification under Section 12(a) or 12(b) (the “Indemnified Party”) from another party hereunder (the “Indemnifying Party”) and the Indemnified Party receives notice of the commencement of any action or written notification of a threatened action, to exercise its right of indemnification hereunder the Indemnified Party must notify the Indemnifying Party in writing of the notice or the written notification, as the case may be, and include therein a copy of all documentation relevant to the action it has received; but the failure so to notify the Indemnifying Party (and provide relevant documentation) will not relieve an Indemnifying Party from its obligation under Section 12(a) or 12(b) except to the extent the interests of the Indemnifying Party have been prejudiced as a proximate result of a failure to provide the required notice (and required documentation). The Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any Indemnified Party, or both, with counsel reasonably satisfactory to such Indemnified Party); provided, however, if the defendants in any such action include (or will include) both the Indemnified Party and an Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Indemnified Party and an Indemnifying Party in conducting the defense of any such action or that there may be legal defenses available to it which are inconsistent with those available to an Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such Indemnified Party at such Indemnified Party’s sole expense. Upon receipt of notice from an Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the Indemnifying Party will not be liable to such Indemnified Party hereunder for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. An Indemnifying Party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding. An Indemnified Party will not, without the prior written consent of the Indemnifying Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

13.           Duration and Termination.

(a)            Initial Term. This Agreement shall be effective on the Effective Date and continue, unless validly terminated pursuant to this Section 13 prior thereto, until the date which is the tenth (10th) anniversary of the Service Effective Date (the “Initial Term”), provided that such continuation is specifically approved at least annually by each of the Funds’ Boards.

(b)           Renewal Terms; Termination by Non-Renewal. This Agreement shall automatically renew on the final day of the Initial Term and the final day of each Renewal Term for up to two (2) additional terms each of which will continue until the fifth (5th) anniversary of such renewal date (each such additional term being a “Renewal Term”), unless the Funds give written notice to BNYMTI of their intent not to renew and such notice is received by BNYMTI not less than one (1) year prior to the expiration of the Initial Term or the then- current Renewal Term or BNYMTI gives written notice to the Funds of its intent not to renew and such notice is received by the Funds not less than two (2) years prior to the expiration of the Initial Term or the then- current Renewal Term (a “Non-Renewal Notice”). In the event a party provides a Non-Renewal Notice, this Agreement shall terminate at 11:59 PM (Eastern Time) on the last day of the relevant Initial Term or Renewal Term, as applicable. In the event of a termination by BNYMTI of the Agreement pursuant to this Section 13(b), the Funds may reset the termination date once to a date that is not more than five (5) months later than the termination date established by the operation of the preceding sentences of this Section 13(b) by providing a notice to BNYMTI, stating the new termination date, that is received by BNYMTI no later than three (3) calendar months before the termination date established by the preceding sentences of this Section 13(b).

(c)            Termination Due to Material Breach. If a party materially breaches this Agreement (a “Defaulting Party”) the other party (the “Non-Defaulting Party”) may give written notice thereof to the Defaulting Party (“Breach Notice”), and if such material breach shall not have been remedied within thirty (30) days after the Breach Notice is given, then the Non-Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party (“Breach Termination Notice”), in which case this Agreement shall terminate as of 11:59 PM (Eastern Time) on the 30th day following the date the Breach Termination Notice is given, or such later date as may be specified in the Breach Termination Notice (but not later than the last day of the Initial Term or then-current Renewal Term, as appropriate). In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party. In the event a Breach Notice specifies that a SLA Termination Event constitutes a material breach of the Agreement with respect to which the Breach Notice is being given (a “Material SLA Termination Event”), the 30 day cure period provided for in the first sentence of this Section 13(c) shall not be applicable and such Breach Notice must specify the termination date.

(d)           [Reserved.]

(e)            [Reserved.]

(f)            Early Termination Due to Change in Control of BNYMTI. In the event 50% or more of BNYMTI’s outstanding voting stock is acquired by an entity or group of Affiliated entities, other than Affiliates of BNYM Corporation, or an agreement is entered into which would provide for the foregoing to occur if closed in accordance with its terms, BNYMTI shall promptly upon becoming aware of such an acquisition or agreement notify the Funds of the particular acquisition or agreement and the Funds may terminate this Agreement by providing, within 90 days of receipt of such notice, written notice of a termination under this Section 13(f), specifying the date of termination, not less than one year in advance of the termination date specified in the notice and paying BNYMTI the appropriate Start-Up Costs prior to such termination date.

(g)           Early Termination Provision Applicable to Early Terminations Not Provided for Elsewhere. Notwithstanding any other provision in this Agreement, if the Funds give notice to BNYMTI terminating this Agreement, or terminating it as the provider of any of the Services hereunder other than in accordance with Section 1(j), before the expiration of the Initial Term (“Early Termination”) (with respect to terminations of the Agreement, terminations other than in accordance with Sections 13(b) through 13(f) or 13(i)), then before the effective date of the Early Termination and before any conversion of Fund records and accounts to a successor service provider, the Funds shall pay to BNYMTI an amount (“Early Termination Fee”). The Early Termination Fee shall be calculated using the average of the monthly fees and other charges and amounts due to BNYMTI under this Agreement during the last three calendar months immediately preceding the date of the notice of Early Termination (or, if not given, the date services are terminated hereunder) extrapolated over the period for which the Early Termination Fee is to be paid. The Funds expressly acknowledge and agree that the Early Termination Fee is not a penalty but is reasonable compensation to BNYMTI for a termination of the Agreement before the expiration of, as appropriate, the Initial Term or the then-current Renewal Term and prior to receipt by BNYMTI of the compensation upon which the fees and other terms of this Agreement were based.

(h)           Removal of Accounts or Assets in Accounts. If any of the accounts serviced by BNYMTI under this Agreement are removed from the coverage of this Agreement, or assets in accounts serviced by BNYMTI under this Agreement are removed from the coverage of this Agreement such that the accounts become “inactive accounts” (as such term is used in the Fee Agreement), in either case other than pursuant to redemption transactions by record or beneficial owners of Shares, conversion of Shares to omnibus subaccounting or other account or asset transfer event occurring solely at the discretion of parties other than the Funds or affiliates, Fund mergers or other Fund reorganization events, Fund liquidations, or a termination occurring under another subsection of this Section 13, and the effect of such removal is to decrease Fees (“Removed Assets”) and the Removed Assets are subsequently serviced by another service provider (including a Fund or an affiliate): (i) the Funds will be deemed to have caused an Early Termination with respect to such Removed Assets as of the day immediately preceding the first such removal of assets and will pay BNYMTI an amount equal to the product obtained by multiplying (A) the Lost Account Percentage, calculated and applied in accordance with Section 13(e) (for ease of calculation - as if the Removed Assets constituted a Fund terminating a transfer agency agreement with BNYMTI under that section, including with respect to the 10% threshold), times (B) the Early Termination Fee determined in accordance with Section 13(g), and (ii) at the election of BNYMTI either (A) this Agreement will remain in full force and effect with respect to all non-Removed Accounts or (B) upon written notice from BNYMTI, the Funds will additionally be deemed to have caused an Early Termination with respect to all non-Removed Assets, resulting in the Funds owing BNYMTI the entire Early Termination Fee.

(i)             Termination due to Bankruptcy, Insolvency. Notwithstanding any other provision of this Agreement, either party may in its sole discretion terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) the other party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against the other party any such case or proceeding; (ii) the other party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for the other party or any substantial part of its property or there is commenced against the other party any such case or proceeding; (iii) the other party makes a general assignment for the benefit of creditors; or (iv) the other party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due. A party may exercise its termination right under this Section 13(i) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right. Any exercise by a party of its termination right under this Section 13(i) shall be without any prejudice to any other remedies or rights available to such party and shall not be subject to any fee or penalty, whether monetary or equitable. Notwithstanding clause (iii) of Section 15, notice of termination under this Section 13(i) shall be considered given and effective when given, not when received.

(j)             In the event of a termination, if the Funds request Conversion Actions in connection with the termination, BNYMTI shall make a good faith effort to perform the Conversion Actions and facilitate a conversion to a successor service provider; provided, however, unless BNYMTI is provided with one-year advance notice of the termination, as is provided for in Section 13(b), BNYMTI does not guarantee that it will be able to effect a conversion to a successor service provider by the date requested by the Funds.

(k)	(i)(i) In the event of termination, all expenses, which includes out-of-pocket expenses as well as charges at BNYMTI’s current rates for use of BNYMTI personnel and other BNYMTI resources (“Conversion Expenses”), associated with any transfer or movement of files, records and other information and materials to the Funds or to a successor service provider, any conversion of files, records and other information and materials to one or more formats or specifications different than those used by the BNYM System and any other activities engaged in by BNYMTI which are ancillary to the foregoing or customarily performed in connection with conversions following a termination (such transfer, conversion and other activities being referred to collectively herein as the “Conversion Actions”) will be borne by the Funds. Prior to the date of the first of any such transfers or conversions, and as a condition to such, the Funds shall pay to BNYMTI the amounts equal to: (A) the Conversion Expenses, including without limiting the generality of the foregoing, (I) reasonable expenses incurred by BNYMTI associated with de- conversion to a successor service provider, (II) reasonable expenses associated with the transfer or duplication of records and materials, and (III) reasonable expenses associated with the conversion of records or materials; (B) reasonable trailing expenses (expenses incurred by BNYMTI in providing services after a termination of the Agreement or after any transfer or conversion of files and records occurring in connection with the termination, such as, without limiting the generality of the foregoing, answering general shareholder inquiries, furnishing historical shareholder account information to authorized parties, providing tax services with respect to transactions occurring before the termination such as the filing of final tax forms, maintaining a Service Account for Fund checks not yet cleared, and compliance with any record retention requirements); and (C) Fees and Reimbursable Expenses for services performed hereunder through and including such date, excluding any amounts included in the amounts described in clauses (A) or (B) above.

(ii)	The Technology Personnel shall perform all work in connection with the Conversion Actions that is appropriate and reasonable for the Technology Personnel to perform and any hours spent by Technology Personnel performing such work shall be counted toward satisfying the requirement set forth in the first sentence of Section 3(e)(2)(A). Conversion Expenses payable to BNYMTI under Section 13(k)(i) for Conversion Actions not performed by Technology Personnel shall not exceed $500,000.
(iii)	Notwithstanding Sections 13(k)(i), in the event of a termination by the Funds under Section 13(c), the Funds shall not be obligated to pay BNYMTI for any Conversion Expenses.
(iv)	In addition, in the event of termination, if BNYMTI continues to perform any Conversion Actions or provides any other services hereunder other than those specifically contemplated and invoiced as trailing expenses pursuant to subsection (k)(i) above, beyond any termination date or time specified in any notice, after a transfer or conversion of files and records, or in any other manner (“Continuation Services”), the Funds shall be obligated to pay BNYMTI immediately upon being invoiced therefor, all reasonable Fees and Reimbursable Expenses associated with the Continuation Services; provided, however, in the event of a termination by the Funds under Section 13(c), including a termination for a Material SLA Termination Event, the Funds shall not be obligated to pay BNYMTI for any Continuation Services that constitute Conversion Actions.

14.           Policies and Procedures.

(a)            BNYMTI shall perform the services provided for in this Agreement in accordance with the written policies, processes, procedures, manuals, documentation and other operational guidelines of BNYMTI governing the performance of the services in effect at the time the services are performed (“Standard Procedures”). BNYMTI may embody in its Standard Procedures, including Standard Procedures for determining whether an instruction it receives is “in good order” (“IGO”) or is "not in good order" (“NIGO”), and act in reliance on a reasoned course of conduct, conduct it reasonably determines to be commercially reasonable or conduct consistent with generally accepted industry practices, principles or standards (“Industry Standard”). Likewise, when in connection with a providing a service, including IGO and NIGO determinations, BNYMTI is required to engage in conduct for which it does not have a Standard Procedure or Standard Procedures only partially address the facts and circumstances of a particular issue, BNYMTI may engage in and act in reliance on: a reasoned course of conduct, conduct it reasonably determines to be commercially reasonable or conduct consistent with Industry Standards. In making the decisions described in the foregoing sentences BNYMTI may rely on such information, data, research, analysis and advice, including legal analysis and advice, as it reasonably determines appropriate under the circumstances. For clarification: the published guidelines of the Securities Transfer Association shall constitute an Industry Standard on the subject matter addressed therein. BNYMTI may revise the Standard Procedures in accordance with the provisions of this Section 14(a).

(b)           [Reserved.]

(c)            Notwithstanding any other provision of this Agreement, the following terms of this Section 14(c) shall apply in the event facts, circumstances or conditions exist or events occur, other than due to Breach Conduct, which would require a Service to be provided hereunder other than in accordance with the Standard Procedures, or if BNYMTI is requested by a Fund, or a third party authorized to act for a Fund, to deviate from a Standard Procedure in connection with the performance of a service hereunder (collectively, “Exception Procedures”).

(d)           The Standard Procedures and Exception Procedures are sometimes referred to in this Agreement collectively as the “Written Procedures”.

(e)            In the event that a Fund requests documentation, analysis or verification in whatsoever form regarding the commercial reasonableness or industry acceptance of conduct provided for in a Standard Procedure, BNYMTI will cooperate to furnish such materials as it may have in its possession at the time of the request without cost to the Fund, but the Fund agrees to reimburse BNYMTI for all reasonable out-of-pockets costs and expenses incurred, including the costs of legal or expert advice or analysis, in obtaining additional materials in connection with the request.

15.           Notices. Notices permitted or required by this Agreement shall be in writing and:

(i)	addressed as follows, unless a notice provided in accordance with this Section 15 shall specify a different address or individual:
(A)	if to BNYMTI, to BNY Mellon Transfer, Inc. at 240 Greenwich Street, New York, New York 10286, Attention: President; with a copy to BNY Mellon Investment Adviser, Inc. at 240 Greenwich Street, New York, New York 10286, Attention: Senior Counsel – Transfer Agency; and
(B)	if to a Fund, to the BNY Mellon Family of Funds, c/o BNY Mellon Investment Adviser, Inc. at 240 Greenwich Street, New York, New York 10286, Attention: President, with a copy to David Stephens, Esq., Stradley Ronon Stevens & Young, LLP, at 100 Park Avenue, Suite 2000, New York, New York 10017;
(ii)	delivered: by hand (personal delivery by an Authorized Person to addressee); private messenger, with signature of recipient; U.S. Postal Service (with return receipt or other delivery verification provided); overnight national courier service, with signature of recipient; facsimile sending device providing for automatic confirmation of receipt; and
(iii)	deemed given on the day received by the receiving party.

16.           Amendments.

(a)            This Agreement, or any term thereof, including without limitation the Schedules and Exhibits hereto, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

(b)           Notwithstanding subsection (a) above, in the event an officer of a Fund or other person acting with apparent authority on behalf of a Fund requests that BNYMTI perform some or all of the Services for an Investment Company or a Portfolio not listed on Schedule B, as amended, without changes or modifications of any nature to the Services, and such Investment Company or Portfolio accepts such Services and a Fund pays amounts for such services in accordance with the Fee Agreement as Fees and Reimbursable Expenses, then in the absence of an express written statement to the contrary such services are provided in accordance with the terms of this Agreement and the Funds shall be bound by the terms of this Agreement with respect to all matters addressed herein, except that BNYMTI may terminate such amendment by convenience to this Agreement if within 60 days of the first such acceptance of services by the Investment Company or Portfolio, a Fund and BNYMTI do not execute a written amendment to Schedule B.

17.           Assignment; Subcontracting. Except as expressly provided in this Section 17, no party may assign, transfer or delegate this Agreement, or assign or transfer any right hereunder or assign, transfer or delegate any obligation hereunder, without the written consent of the other party and any purported assignment, transfer or delegation in violation of this Section 17 by a party shall be voidable at the option of the other party. For clarification: “assign, ” “transfer” and “delegate” as used in the foregoing sentence are intended to mean conveyances, whether voluntary or involuntary, whether by contract, a sale of a majority or more of the assets, equity interests or voting control of a party, merger, consolidation, dissolution, insolvency proceedings, court order, operation of law or otherwise, which fully and irrevocably vest in the assignee, transferee or delegatee, as applicable, some or all rights and/or obligations under the Agreement and fully and irrevocably divest the assignor, transferor or delegator, as applicable, of some or all rights and/or obligations under the Agreement. Notwithstanding the foregoing, and without the prior written consent of any party: To the extent appropriate under rules and regulations of the NSCC, BNYMTI may satisfy its obligations with respect to services involving the NSCC through an Affiliate that is a member of the NSCC by delegation or subcontracting; BNYMTI may assign, transfer and delegate this Agreement to an Affiliate and assign, transfer and delegate this Agreement in connection with a sale or transfer of a majority or more of its assets, equity interests or voting control, provided that BNYMTI gives the Funds sixty (60) days' prior written notice of such assignment, transfer or delegation, such assignment, transfer or delegation does not impair the Funds’ receipt of services under this Agreement in any material respect, and the assignee, transferee or delegatee agrees to be bound by all terms of this Agreement in place of BNYMTI; and BNYMTI may subcontract with, hire, engage or otherwise outsource to any third party with respect to the performance of any one or more of the functions, services, duties or obligations of BNYMTI under this Agreement but any such subcontracting, hiring, engaging or outsourcing shall not relieve BNYMTI of any of its liabilities hereunder.

18.           Facsimile Signatures; Counterparts. This Agreement may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Agreement or of executed signature pages to this Agreement by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Agreement.

19.           Miscellaneous.

(a)            Entire Agreement. This Agreement embodies the final, complete, exclusive and fully integrated record of the agreement of the parties on the subject matter herein and supersedes all prior agreements and understandings relating to such subject matter.

(b)           No Changes that Materially Affect Obligations. The Fund agrees that if it becomes aware of any action taken or to be taken by the Fund that would reasonably be expected to require the transfer agent of the Fund to perform new services or to increase the scope of existing services performed for the Fund, or that would increase obligations of a Fund that the Fund would expect BNYMTI to fulfill by virtue of the existence of this Agreement, including without limitation modifying the registration statement of a Fund or other Shareholder Materials of a Fund or adopting or modifying any Fund policies, the Funds will promptly notify BNYMTI. For clarification: The extent of BNYMTI’s obligations with respect to any such notifications are provided for exclusively in 1(d); provided, however, BNYMTI shall have no liability and shall not be in breach of this Agreement or any performance standard if due in whole or in part to the notice described in the first sentence of this Section 19(b) BNYMTI is unable to perform an obligation in accordance with this Agreement.

(c)            Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d)           Governing Law. This Agreement shall be deemed to be a contract made in New York and governed by New York law, without regard to its principles of conflicts of law that would apply the law of another jurisdiction. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law based on or similar to such Act (“UCITA”), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby. To the extent UCITA is applicable notwithstanding the foregoing, the Parties agree to opt out of the applicability of UCITA pursuant to the “opt out” provisions contained therein.

(e)            Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(f)            Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The provisions of this Agreement are intended to benefit only BNYMTI, the Funds, and their respective permitted agents, successors and assigns. No rights shall be granted to any other person by virtue of this Agreement, , there are no third party beneficiaries hereof.

(g)           No Representations or Warranties. Except as expressly provided in this Agreement, BNYMTI hereby disclaims all representations and warranties, express or implied, made to each Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. BNYMTI disclaims any warranty of title or non-infringement except as expressly set forth in this Agreement.

(h)           Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of BNYMTI’s affiliates are financial institutions, and BNYMTI may, as a matter of policy, request (or may have already requested) the name, address and taxpayer identification number or other government-issued identification number of a Fund, and others, and, if such other is a natural person, that person’s date of birth. BNYMTI may also ask (and may have already asked) for additional identifying information, and BNYMTI may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(i)             Compliance with Law. Each of BNYMTI and the Funds agree to comply in all material respects with its respective Applicable Law. The Funds agree that BNYMTI is not obligated to assist any Fund with compliance, or to bring a Fund into compliance, with a Fund’s Applicable Law, and that the Funds are solely responsible for such compliance, except (i) where BNYMTI has expressly agreed to provide that compliance service as a service hereunder and (ii) BNYMTI’s obligations under Section 14(a) of this Agreement with regard to Written Procedures, subject to Section 9.

(j)             Requests to Transfer Information to Third Parties. In the event that a Fund, whether pursuant to Written Instructions or otherwise, requests or instructs BNYMTI to send, deliver, mail, transmit or otherwise transfer to a Third Party (as defined below) or to make available to a Third Party for retrieval from within the BNYM System, information which constitutes Confidential Information of a Fund or non-public personal information of current or former investors in the Fund (“Protected Information”): BNYMTI may decline to provide the information requested on the terms contained in the request, due to the requirements of Regulation S-P of the SEC, due to technical specifications or other requirements of the requested transfer that cannot be supported or for another Bona Fide Reason, but will in good faith discuss the request and attempt to accommodate the Fund with respect to the request, and BNYMTI will not be obligated to act on any such request unless it agrees in writing to the terms of the information transfer. In the event BNYMTI so agrees in writing to transfer information or make it available within the BNYM System: the Funds shall pay a reasonable fee for such activities, if they have agreed to such fee in advance, upon being invoiced for same by BNYMTI; BNYMTI shall have no liability or duty with respect to such information after it releases the information or makes it available within the BNYM System, provided BNYMTI does not commit Breach Conduct when executing the express instructions of the written information transfer request; and BNYMTI shall be entitled to indemnification by the Funds in connection with the activities contemplated by any such written information transfer request. “Third Party” means a person which is not (i) a subcontractor of BNYMTI, (ii) the DTCC, NSCC or other SEC-registered clearing corporation, (iii) the person about whom the Protected Information relates, and (iv) a person who in the ordinary course of the Fund’s business receives Protected Information, is subject to the jurisdiction of the SEC or Board of Governors of the Federal Reserve System and is required by federal law to maintain the confidentiality and privacy of the Protected Information being transmitted to or retrieved by it.

(k)           Service Indemnifications; Survival. Any indemnification provided to the Funds by BNYMTI and to BNYMTI by the Funds in connection with any service provided under the Agreement, including by way of illustration and not limitation, indemnifications provided in connection with Non-Standard Instructions and indemnifications contained in any agreements regarding Exception Procedures (“Service Indemnifications”), shall survive any termination of this Agreement. In addition, Sections 2(b), 4, 5, 7, 9(f), 11, and 12 and provisions necessary to the interpretation of such Sections and any Service Indemnifications and the enforcement of rights conferred by any of the foregoing shall survive any termination of this Agreement. In the event the Board of a Fund authorizes a liquidation of the Fund or termination of the Agreement, BNYMTI may require as a condition of any services provided in connection with such liquidation or termination that the Fund make provisions reasonably satisfactory to BNYMTI for the satisfaction of contingent liabilities outstanding at the time of the liquidation or termination.

(l)             Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

(m)          Centralized Functions. The Bank of New York Mellon Corporation is a global financial organization that includes BNYMTI and provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, regulatory reporting, sales, administration, operations, technology services, product, client and client-customer communications, relationship management, storage and record retention, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more Affiliates and subsidiaries of the BNY Mellon Group, joint ventures and third-party service providers (the “Centralized Providers”). Notwithstanding any other provision of the Agreement and subject to the confidentiality obligations herein, the Funds consent to the foregoing centralization of functions, the receipt of services hereunder through the Centralized Functions, BNYMTI’s disclosure of Fund information, including Fund Confidential Information, to the Centralized Providers, BNYMTI’s use of such information in connection with the Centralized Functions, and BNYMTI’s storage of names and business addresses of and Fund employees and employees of its Affiliates and sponsors with the Centralized Providers. In addition, the Funds consent to BNYMTI’s use of Fund Confidential Information to analyze and improve product and service performance and for internal research and development activities, and to the BNY Mellon Group’s aggregation of Fund Confidential Information on an fully anonymized basis with other similar client data for product and service development and distribution, for general marketing purposes and for producing market or similar analyses for its clients, provided that in any such case Fund Confidential Information cannot be identified or derived from any such aggregated and anonymized data. The BNY Mellon Group shall possess all ownership rights with respect to such aggregated anonymized data.

[Remainder of Page Intentionally Left Blank]

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BNY Mellon Transfer, Inc. By: /s/ Irene D. Pappas Name: Irene D. Pappas Title: President	THE INVESTMENT COMPANIES LISTED ON SCHEDULE B OTHER THAN BNY MELLON FUNDS TRUST By: /s/David J. DiPetrillo Name: David J. DiPetrillo Title: President
BNY MELLON FUNDS TRUST By: /s/Patrick T. Crowe Name: Patrick T. Crowe Title: President

SCHEDULE A
Definitions

As used in this Agreement:

“1933 Act” means the Securities Act of 1933, as amended.

”1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means Investment Company Act of 1940, as amended.

“ACH” means Automated Clearing House.

“Affiliate” means an entity controlled by, controlling or under common control with the subject entity, (with “control” for this purpose defined to mean direct or beneficial ownership of 50% or more of the equity interests of an entity and possession of the power to elect 50% or more of the entity’s directors, trustees or similar persons performing policy-making functions).

“Applicable Law” means (i) when used with respect to a particular entity, the laws, rules and regulations applicable to the business of that entity, and (ii) when used in the context of a Service to be performed by BNYM hereunder, the laws, rules and regulations applicable to the Funds with respect to the particular Service subject, with respect to changes to such laws, rules and regulations after the Effective Date or new laws, rules or regulations after the Effective Date, to the operation of Section 1(d).

“Attorneys’ Fees” means all attorneys’ fees, court costs, travel costs and other reasonable out-of-pocket costs and expenses related to the investigation, discovery, litigation, settlement, mediation or alternative dispute resolution of a third party claim.

“Authorized Person” means Fund Authorized Persons and Fund Authorized Persons considered collectively or individually. Any limitation on the authority of an Authorized Person to give Instructions must be expressly set forth in a written document signed by a Fund.

“BNY Mellon Bank” means The Bank of New York Mellon, a New York chartered commercial bank and its lawful successors and assigns.

“BNYM Corporation” means The Bank of New York Mellon Corporation and its lawful successors and assigns.

“Claim” means any claim, demand, suit, action, obligation, liability, suit, controversy, breach, proceeding or allegation of any nature, including any threat of any of the foregoing and regardless of the form of action or legal theory or forum.

“CMS” (Customer Management Suite) means the combination of functionalities, systems and subsystems which together provide the following capabilities: workflow management, electronic document processing, integrated Web-based front-end processing, customer relationship management and automated servicing of brokers and investors. The principal subsystems are Correspondence,

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Customer Relationship Manager (automates call center activities), Image and Operational Desktop and includes E-Forms.

“Code” means the Internal Revenue Code of 1986, as amended.

"Company Data" means (i) data and information regarding each of BNYMTI, each Fund and the shareholders and shareholder accounts of each Fund which is inputted into the Licensed System and the content of records, files and reports generated from such data and information by the Licensed System, and (ii) Company 22c-2 Data (as defined in Section 6.15(a) of Schedule D the Sub- Agreement).

“conduct” or “course of conduct” means a single act, two or more acts, a single instance of an action not being taken or of forbearance given, two or more instances of an action not being taken or of forbearance given, or any combination of the foregoing.

“Data Delivery” (Includes DAZL - Data Access Zip Link) means applications which extract broker/dealer data at the representative level, branch level and broker/dealer level and third party administrator data from the transfer agent mainframe and transmits it to Company designated end users for viewing.

“DRAS (Data Repository and Analytics Suite)” means a relational data base for management reporting which consists of the Company's entire customer information base as copied nightly from the transfer agent mainframe and includes an integrated reporting tool.“FPT (Fund Pricing Transmission)” (formerly known as PRAT) means application that receives fund price and rate information from fund accounting agents on a nightly basis, edits and performs quality control checks on the information, then uploads the prices and rates to the mainframe recordkeeping system, allows the user the ability to view, enter, upload, download, and print price/rate information

“FSR (Full Service Retail)” means principal transfer agent mainframe system which performs comprehensive processing and shareholder recordkeeping functions, including: transaction processing (purchases, redemptions, exchanges, transfers, adjustments, and cancellations), distribution processing (dividends and capital gains), commission processing and shareholder event processing (automatic investment plans, systematic withdrawal plans, systematic exchanges); creating and transmitting standard and custom data feeds to support printed output (statements, confirmations, checks), sales and tax reporting. FSR interfaces and exchanges data with various surround systems and subsystems and includes a functionality providing for direct online access. Also includes a functionality that temporarily stores systems-generated reports electronically before being transferred to Mobius

“Fund AML Compliance Officer” means the person who has been appointed the AML Compliance Officer of the Funds by the Funds.

“E-deliver” or “E-delivery” means the transmission by electronic mail (1) of information or a document in the body of, or as an attachment to, an electronic mail message or (2) of a notice to the recipient that information or a document is available by accessing a specified Web site, and providing an electronic link to such Web site in the body of the electronic mail message, in each case, subject to Section 1(d), in compliance with publicly-available positions and interpretations of the SEC and/or its staff.

“FinCEN” means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.

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“Fund Authorized Person” means any officer of a Fund and any other person duly authorized by the Fund in a manner reasonably satisfactory to BNYMTI to give Instructions on behalf of the Fund.

“Fund Error” means a Fund or a third party acting on behalf of the Fund or conveying Fund data or information committing an error, furnishing inaccurate, incorrect or incomplete data or information to BNYMTI or by other act or omission requiring Remediation Services.

“Fund Shares” (see “Shares”)

“Instructions” means Oral Instructions and Written Instructions considered collectively or individually.

“Investment Company” means an entity registered with the SEC under the 1940 Act as an open end investment company.

“Loss” and “Losses” means any one, or any series of related, losses, costs, damages, expenses, awards, judgments, assessments, fines, penalties, payments, reimbursements, adverse consequences, liabilities or obligations of any nature, including without limitation any of the foregoing arising out of any Claim and all costs of litigation or threatened litigation such as but not limited to court costs, costs of counsel, discovery, experts, settlement and investigation.

“Mobius” means document management system that provides for the storage and retrieval of reports generated on a mainframe. Mobius replaced COLD.

“NAV” means a Fund’s net asset value.

“Oral Instruction” means an instruction received by BNYMTI from an Authorized Person (or a person reasonably believed by BNYMTI to be an Authorized Person) that is not a Written Instruction.

“Portfolio” means each separate subdivision of the Investment Company, whether characterized or structured as a portfolio, class, tier, series or otherwise.

“Proprietary Items” means:

(a)       (i) All contents of the Listed Systems, (ii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions, regardless of the degree of separability from or integration with a Listed System, and whether or not part of a Listed System, that BNYM may at any time provide any customer with access to and use of to support the customer's s utilization of a Listed System, including the Support Functions, (iii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions which BNYM utilizes in providing any of the services, or engaging in any of the activities, contemplated by this Agreement, (iv) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions owned, leased, licensed or sublicensed by BNYM which interface with, provide data to or receive data from any of the foregoing, and (v) all updates, upgrades, revisions, modifications, refinements, releases, versions, instances, translations, enhancements and improvements to and of all or any part of the foregoing, whether in existence on, or occurring prior to or subsequent to, the Effective Date (collectively, the “BNYM Software”);

(b)       all facilities, central processing units, nodes, equipment, storage devices, peripherals and hardware utilized by BNYM in connection with the BNYM Software (the “BNYM Equipment”);

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(c)       all documentation materials relating to the BNYM Software, including materials describing functions, capabilities, dependencies and responsibilities for proper operation of the Licensed System, including the Documentation, and all updates, upgrades, revisions, modifications, refinements, releases, versions, translations, enhancements and improvements to or of all or any part of foregoing (the “BNYM Documentation”, and together with the BNYM Software and the BNYM Equipment, the “System” or the “BNYM System”) and all versions of the BNYM System as they may exist after the Effective Date or may have existed at any time prior to the Effective Date;

(d)       all methods, concepts, visual expressions, screen formats, file and report formats, interactivity techniques, engine protocols, models and design features used in the BNYM System;

(e)       source code and object code for all of the foregoing, as applicable;

(f)       all derivative works, inventions, discoveries, patents, copyrights, patentable or copyrightable items and trade secrets prepared or furnished by or for BNYM in connection with the performance of the services or in connection with any activities of the parties related to this Agreement;

(g)       all materials related to the testing, implementation, support and maintenance of all of the foregoing;

(h)       all other documentation, manuals, tutorials, guides, instructions, policy and procedure documents and other materials in any recorded medium prepared or furnished by or for BNYM in connection with the performance of the Licensed Services or in connection with any activities of the parties related this Agreement;

(i)       the contents of all databases and other data and information of whatsoever nature in the BNYM System, other than Company Data, whether residing in the BNYM System or existing outside the BNYM System in recorded form whether in hardcopy, electronic or other format; and

(j)       all copies of any of the foregoing in any form, format or medium.

“Prospectus” shall mean a Fund’s prospectus and statement of additional information incorporated by reference therein, in each case as revised or supplemented through the date of reference.

“Remediation Services” means the additional services required to be provided hereunder by BNYMTI in connection with a Fund Error in order to correct, remediate, adjust, reprocess, repeat, reverse or otherwise modify conduct previously taken in accordance with the Agreement to achieve the outcome originally intended by the previous conduct.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Laws” means the 1933 Act, the 1934 Act and the 1940 Act.

“Service Effective Date” means the date, following the completion of all implementation services, in the event the Fund is a new start-up Fund, or following the completion of all conversion services, in the event BNYMTI will be providing services to the Fund as a successor to a prior service provider, that the first live transaction is processed by the BNYM System for the Fund on a production basis.

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“Shareholder Draft” means a Fund redemption draft in form and substance approved by the BNYMTI and issued by a Shareholder.

“Shareholder Materials” means a Fund’s Prospectus and any other materials relating to a Fund provided to Fund shareholders by the Fund.

“Shares” or “Fund Shares” means the common stock or other units of beneficial interest of each Fund.

“Summary Prospectus” means a prospectus that meets the requirements of Rule 498 under the 1933 Act.

“Update” means a modification to a Component System necessary to maintain the operation of the Component System in compliance with the Documentation in effect as of the Component System’s applicable Component Effective Date and includes without limitation modifications correcting any design or operational errors in the Component System and modifications enabling the Component System to be operated in any revised operating environment issued by BNYM and excludes Upgrades.

“Written Instruction” means:

(1)       a written instruction:

(i)	which is signed by a Fund Authorized Person (or a person reasonably believed by BNYMTI to be a Fund Authorized Person), and if the written instruction applies to a specific Fund, a written instruction signed by a Fund Authorized Person of the relevant Fund (or a person reasonably believed by BNYMTI to be such a Fund Authorized Person),
(ii)	in the case of a Form, which is acknowledged in writing by BNYMTI on the Form where such acknowledgement is reasonably required by BNYMTI for control purposes,
(iii)	which is addressed to and received by BNYMTI, and
(iv)	which is delivered by:
(A)	hand (personally delivery by the Authorized Person),
(B)	private messenger, U.S. Postal Service or overnight national courier which provides confirmation of receipt with respect to the particular delivery,
(C)	facsimile sending device which provides automatic confirmation of the standard details of receipt, or
(D)	an email which contains a scanned copy with the .pdf extension (or similar extension indicating a fixed image) to an employee of BNYMTI specifically designated in writing by BNYMTI as authorized to receive emails from a Fund with attachments that will constitute Written Instructions;
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(2)       trade instructions transmitted to and received by BNYMTI by means of an electronic transaction reporting system which requires use of a password or other authorized identifier in order to gain access;

(3)       where BNYMTI has agreed to engage in conduct in accordance with spoken instructions received from an Authorized Person during the daily operations conference call, an email containing such instructions in the body of the email sent by the Authorized Person to an employee designated by BNYMTI during the conference call to receive the email; or

(4)       where a BNYMTI employee has by email authorized an Authorized Person to send BNYMTI instructions relating to a specific matter by email, the email sent to the authorizing BNYMTI employee containing instructions with respect to the specific matter cited in the authorizing email.

[End of Schedule A]

A-1

SCHEDULE B

FUNDS
(as of January 1, 2025)

BNY Mellon Absolute Insight Funds, Inc.

BNY Mellon Core Plus Fund

BNY Mellon Advantage Funds, Inc.

BNY Mellon Opportunistic Small Cap Fund

BNY Mellon Technology Growth Fund

BNY Mellon Dynamic Value Fund

BNY Mellon Opportunistic Midcap Value Fund

BNY Mellon Dynamic Total Return Fund

BNY Mellon Global Real Return Fund

BNY Mellon Global Dynamic Bond Income Fund

BNY Mellon Appreciation Fund, Inc.

BNY Mellon California AMT-Free Municipal Bond Fund, Inc. BNY Mellon Funds Trust

BNY Mellon Income Stock Fund

BNY Mellon International Equity Income Fund*

BNY Mellon Government Money Market Fund*

BNY Mellon Massachusetts Intermediate Municipal Bond Fund

BNY Mellon Mid Cap Multi-Strategy Fund BNY Mellon Small Cap Multi-Strategy Fund BNY Mellon International Fund

BNY Mellon Emerging Markets Fund

BNY Mellon Bond Fund

BNY Mellon Intermediate Bond Fund

BNY Mellon Short-Term U.S. Government Securities Fund

BNY Mellon National Intermediate Municipal Bond Fund BNY Mellon National Municipal Money Market Fund* BNY Mellon National Short-Term Municipal Bond Fund

BNY Mellon Pennsylvania Intermediate Municipal Bond Fund

BNY Mellon Asset Allocation Fund

BNY Mellon Municipal Opportunities Fund

BNY Mellon Corporate Bond Fund

BNY Mellon New York Intermediate Tax-Exempt Bond Fund

BNY Mellon Index Funds, Inc.

BNY Mellon SmallCap Stock Index Fund

BNY Mellon S&P 500 Index Fund

BNY Mellon International Stock Index Fund

BNY Mellon Intermediate Municipal Bond Fund, Inc. BNY Mellon Investment Funds I

BNY Mellon International Equity Fund

BNY Mellon Small/Mid Cap Growth Fund BNY Mellon Global Fixed Income Fund BNY Mellon Small Cap Growth Fund

BNY Mellon Small Cap Value Fund

BNY Mellon Investment Funds II, Inc.

BNY Mellon Global Emerging Markets Fund

BNY Mellon Yield Enhancement Strategy Fund

B-1

BNY Mellon Investment Funds III

BNY Mellon High Yield Fund

BNY Mellon International Bond Fund

BNY Mellon Equity Income Fund

BNY Mellon Global Equity Income Fund

BNY Mellon Investment Funds IV, Inc.

BNY Mellon Tax Managed Growth Fund

BNY Mellon Bond Market Index Fund

BNY Mellon Institutional S&P 500 Stock Index Fund

BNY Mellon Floating Rate Income Fund

BNY Mellon Investment Funds V, Inc.

BNY Mellon Large Cap Equity Fund

BNY Mellon Developed Markets Real Estate Securities Fund

BNY Mellon Diversified International Fund*

BNY Mellon Investment Funds VI

BNY Mellon Balanced Opportunity Fund

BNY Mellon Investment Funds VII, Inc.

BNY Mellon Short Term Income Fund

BNY Mellon Investment Portfolios

MidCap Stock Portfolio

Technology Growth Portfolio

Small Cap Stock Index Portfolio

BNY Mellon Large Cap Securities Fund, Inc.

BNY Mellon Midcap Index Fund, Inc.

BNY Mellon Municipal Bond Fund*

BNY Mellon AMT-Free Municipal Bond Fund

BNY Mellon High Yield Municipal Bond Fund

BNY Mellon New Jersey Municipal Bond Fund, Inc.

BNY Mellon New York AMT-Free Municipal Bond Fund

BNY Mellon New York Tax Exempt Bond Fund, Inc.*

BNY Mellon Opportunistic Municipal Securities Fund

BNY Mellon Opportunity Funds

BNY Mellon Natural Resources Fund

BNY Mellon Research Growth Fund, Inc.

BNY Mellon Short Term Municipal Bond Fund

BNY Mellon Stock Funds

BNY Mellon International Core Equity Fund

BNY Mellon Stock Index Fund, Inc.

BNY Mellon Strategic Funds, Inc.

BNY Mellon Active MidCap Fund

BNY Mellon International Stock Fund

BNY Mellon Global Stock Fund

BNY Mellon Select Managers Small Cap Growth Fund*

BNY Mellon Select Managers Small Cap Value Fund*

BNY Mellon U.S. Equity Fund*

BNY Mellon Sustainable U.S. Equity Fund, Inc.

BNY Mellon Sustainable U.S. Equity Portfolio, Inc.

BNY Mellon U.S. Mortgage Fund, Inc.

BNY Mellon Variable Investment Fund

Growth and Income Portfolio

Appreciation Portfolio

Government Money Market Portfolio

BNY Mellon Worldwide Growth Fund, Inc.

B-2

CitizensSelect Funds

Dreyfus Institutional Preferred Treasury Securities Money Market Fund

Dreyfus Cash Management*

Dreyfus Government Cash Management Funds

Dreyfus Government Cash Management

Dreyfus Government Securities Cash Management

Dreyfus Institutional Liquidity Funds

Dreyfus Treasury and Agency Liquidity Money Market Fund

Dreyfus Institutional Preferred Government Money Market Funds

Dreyfus Institutional Preferred Plus Money Market Fund

Dreyfus Institutional Reserves Fund

Dreyfus Institutional Preferred Government Money Market Fund

Dreyfus Institutional Preferred Treasury Obligations Fund

Dreyfus Tax Exempt Cash Management Funds*

Dreyfus Tax Exempt Cash Management*

Dreyfus Treasury Obligations Cash Management

Dreyfus Treasury Securities Cash Management

General Money Market Fund, Inc.

Dreyfus Money Market Fund

General Municipal Money Market Funds, Inc.*

Dreyfus National Municipal Money Market Fund*

General New York AMT-Free Municipal Money Market Fund*

Dreyfus NY Municipal Money Market Fund*

*Closed Fund

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SCHEDULE C

[Reserved]

C-1

SCHEDULE D

[Reserved]

D-2

SCHEDULE E

GOOD FRIDAY FUNDS

(as described in Section 1(b)(iii))

Dreyfus Government Securities Cash Management
Dreyfus Institutional Preferred Government Money Market
Dreyfus Institutional Preferred Government Plus Money Market Fund
Dreyfus Institutional Preferred Treasury Obligations
Dreyfus Institutional Preferred Treasury Securities Money Market Fund
Dreyfus Money Market Fund
Dreyfus Treasury Obligations Cash Management Fund
Dreyfus Treasury Securities Cash Management

SCHEDULE F

BANK LIEN LETTER AGREEMENT

The Bank of New York Mellon Dated: [ ], 2025
240 Greenwich Street
New York, New York 10286

Re:	Amended and Restated Agreement Relating to the Demand Deposit Accounts Established by BNY Mellon Investment Servicing (US) Inc. at The Bank of New York Mellon for the benefit of the BNY Mellon Family of Mutual Funds

Dear Sirs:

The investment companies listed on Exhibit A to this letter agreement (each, an “Investment Company”) are each party to a Custody Agreement with The Bank of New York Mellon (the “Bank”) dated as of January 1, 2011. Said Custody Agreement, as it may have been amended to date, is referred to herein with respect to each Investment Company, and each series or portfolio of each Investment Company listed on Exhibit A, if any (each, a “Series”), as the “Custody Agreement”. Each Investment Company and each such Series are referred to herein individually as a “Fund”.

BNY Mellon Transfer, Inc., each Fund’s transfer agent (“BNYMTI”), has entered into a Sub-Transfer Agency Agreement with BNY Mellon Investment Servicing (US) Inc. (“BNYM”) of even date herewith (“Sub-TA Agreement”), which provides, among other things, for BNYM to provide cash administration services to each Fund and checkwriting services to such Fund’s shareholders, in each case, utilizing one or more demand deposit accounts established at the Bank in the name of BNYM for the benefit of the Funds (each, a “DDA”). In particular, BNYM will utilize the relevant DDA (i) to accept payments from financial intermediaries, a Fund’s shareholders and other investors for the purchase of a Fund’s shares and forward such payments once funds have been collected to the Bank for deposit into the custody account of such Fund established with the Bank pursuant to the Custody Agreement (such Fund’s “Custody Account”); and (ii) to accept monies from the Bank drawn from a Fund’s Accounts (as defined in the Custody Agreement) in connection with redemptions of the Fund’s shares by such Fund’s shareholders, cash distributions effected by a Fund, such as dividend payments and capital gains distributions, payments of state and federal withholding tax obligations and payments due financial intermediaries, such as commissions and 12b-1 fees and to disburse such monies in accordance with the Sub-TA Agreement.

In connection with BNYM’s performance of transfer agency services and in particular the cash administration services described above, BNYM may need to transfer to a third party an amount of funds which exceeds the amount of funds then available for transfer in the relevant DDA (such excess being an “Overdraft Amount”). The need to transfer amounts representing an Overdraft Amount may occur due to any one or more of the transfer needs of a Fund that arise in the ordinary course of such Fund’s business, such as, by way of illustration and not limitation: transfers needed in order to satisfy such Fund’s same day settlement obligations with the National Securities Clearing Corporation; and purchase payments being forwarded to such Fund’s Custody Account one day after receipt while the check representing the payment takes more than one day to clear. Acting on behalf of a Fund in the performance of cash administration services under the Sub-TA Agreement, BNYM will, after BNYM determines that a transfer of an Overdraft Amount is needed to satisfy a transfer obligation of a Fund, contact personnel of the Bank to notify the Bank of such Fund’s need to transfer an Overdraft Amount

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from such Fund’s DDA and other relevant details of the needed transfer. The Bank shall determine in its sole discretion whether to transfer some or all of the funds representing such Overdraft Amount on behalf of such Fund. Any funds representing an Overdraft Amount transferred by the Bank to satisfy a transfer obligation on behalf of a Fund shall constitute a loan by the Bank to such Fund. Notwithstanding the participation of BNYM in the process of arranging for the Bank to transfer an Overdraft Amount for the benefit of a Fund, no transfer by the Bank of an Overdraft Amount for the benefit of a Fund shall constitute a loan by the Bank to BNYM or by BNYM to such Fund.

Each Fund, on its own behalf, and not on behalf of any other Fund, acknowledges, consents and agrees with the statements made above and as to the following seven paragraphs:

1.	Overdraft Amounts shall constitute overdrafts, outstanding indebtedness and an outstanding obligation of such Fund under the Custody Agreement (“Obligation”), except that interest on such Obligation shall be paid as provided in 4(ii) below rather than as provided in the Custody Agreement.
2.	Neither the Bank nor BNYM has any obligation to extend credit in connection with the transfer agency activities conducted by BNYM on behalf of the Fund and in particular the cash administration activities described herein, including without limitation an extension of credit constituting an Overdraft Amount, even if it has done so as part of a regular pattern of conduct, and that the Bank may at any time in its sole discretion and without notice decline to continue or re-extend any such credit. The Bank may decline at any time without notice and without liability under the Custody Agreement, this letter agreement or otherwise to transfer amounts for the benefit of such Fund constituting an Overdraft Amount.
3.	Notwithstanding the absence of any obligation to do so, the Bank may in its sole discretion elect to transfer for the benefit of such Fund an amount of funds that constitutes an Overdraft Amount and that by electing to transfer funds constituting an Overdraft Amount the Bank does not, even if it has transferred funds constituting Overdraft Amounts as part of a regular pattern of conduct in the past, waive any rights under this letter agreement or the Custody Agreement or assume any obligation it has expressly disclaimed in the immediately preceding paragraph and the Bank may at any time in its sole discretion and without notice decline to make or to continue to make such transfers.
4.	Such Fund is at all times obligated to pay to the Bank an amount of money equal to the Overdraft Amounts and such amounts are payable, and shall be paid, together with such accrued interest as may be charged by the Bank in accordance with the Custody Agreement, by the Fund immediately upon demand by the Bank, except that to the extent the Fund repays outstanding Overdraft Amounts and any accrued interest to BNYM pursuant to Section 9(c)(iv) of the TA Agreement, the Fund's obligation to repay that amount to the Bank pursuant to this letter agreement shall be deemed satisfied. “Designated Service Accounts” shall mean the DDAs, other than those maintained and used for the payment of shareholder redemption drafts and the payment of state and federal withholding tax obligations of shareholders.

5.	In order to secure repayment of Overdraft Amounts, such Fund agrees that the Bank shall to the maximum extent permitted by law have a continuing lien, security interest, security entitlement and right of setoff in and to any property, including without limitation, any
4-2

investment property or any financial asset, of such Fund at any time held by the Bank for the benefit of such Fund or in which such Fund may have an interest which is then in the Bank’s possession or control or in the possession or control of any third party acting on the Bank’s behalf. In addition, at any time when the Fund shall not have honored any of its obligations, the Bank shall have the right without notice to the Fund to retain or set-off, against such obligations, any cash the Bank may directly or indirectly hold for the account of the Fund, and any obligations (whether matured or unmatured) that the Bank may have to the Fund.

6.	This letter agreement has been duly authorized, executed and delivered by such Fund (or, if such Fund is a Series of an Investment Company, by the Investment Company on behalf of such Fund), constitutes its valid and legally binding obligation, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on such Fund prohibits its execution or performance of this letter agreement.

The obligations under this letter agreement of each Fund shall only be binding upon the assets and property of such Fund and shall not be binding upon any assets or property of any Board member, officer or shareholder of such Fund individually. Notwithstanding any other provision in this letter agreement to the contrary, the relationship and agreements set forth in this letter agreement with respect to each Investment Company shall be several, separate and distinct from those of each other Investment Company to the same effect as would be the case if a separate letter agreement in the form hereof was executed by each Investment Company without execution thereof by any other Investment Company. The obligations under this letter agreement of each Fund that is a Series of an Investment Company shall only be binding upon the assets or property of such Series and shall not be binding upon the assets or property of any other Series of such Investment Company. The Bank acknowledges that, for any Investment Company organized as a Massachusetts business trust, such Investment Company’s Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts.

This letter agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof, provided that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940, as amended. The parties consent to the exclusive jurisdiction of a state or federal court situated in New York, New York in connection with any dispute arising hereunder. The parties hereby waive any right to trial by jury they may have in any action or proceeding involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this letter agreement. In the event of a conflict between this letter agreement and the Custody Agreement, this letter agreement shall control.

This Letter Agreement may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Letter Agreement physically delivered, on a copy of the Letter Agreement transmitted by facsimile transmission or on a copy of the Letter Agreement transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Letter Agreement by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Letter Agreement or of executed signature pages to counterparts of this Letter Agreement, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Letter Agreement and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Letter Agreement.

4-3

For clarification: as between BNYMTI and BNYM, this letter agreement constitutes a part of the Sub-TA Agreement.

[Signatures Appear On Next Page]

4-4

Sincerely, Each Investment Company, listed on Exhibit A, on behalf of its Series (as applicable) By: Name: Title:	ACKNOWLEDGED AND AGREED: The Bank of New York Mellon By: /s/ David DiPetrillo Name: David DiPetrillo Title: President
BNY Mellon Transfer, Inc. By: /s/ Irene D. Pappas Name: Irene D. Pappas Title: President
BNY Mellon Investment Servicing (US) Inc. By: Name: Title:

4-5

EXHIBIT A
FUNDS

Name of Investment Company and each Series of the Investment Company (if any)	Tax ID Number